                                                                   EXHIBIT 10.1


                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

         This Agreement is between AMERICAN AIRLINES, INC., a Delaware corporation, acting for itself and the American Related Entities, and THE SABRE GROUP, INC., a Delaware corporation.

                                   BACKGROUND

         AMERICAN intends to engage TSG to perform for the Airline Group, and TSG intends to perform for the Airline Group, the TSG Services pursuant to this Agreement at market-based rates which take into account on an aggregate basis, among other things, the rights and obligations under this Agreement, the amounts charged by other providers of similar services, the Airline Group's size as a recipient of similar services, the SLA Standards required of TSG, the geographic factors involved in providing the TSG Services to the Airline Group, the exclusivity commitments made by the Airline Group, and the Retained Rights.

                                   AGREEMENT

              IN CONSIDERATION OF the terms and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged, AMERICAN and TSG, intending to be legally bound, hereby agree as follows:


                  Article I -- Definitions and Interpretation

1.1. DEFINITIONS. All terms beginning with a capital letter in this Agreement are defined in Exhibit A: Definitions and Interpretations. Exhibit A also sets forth various interpretive matters for this Agreement.

1.2. EXHIBITS. When this Agreement refers to an Exhibit described in this Section, such Exhibit is deemed incorporated herein by reference for all purposes. All Exhibits, as are agreed to after the Effective Date, shall be deemed incorporated herein upon the Parties Consent.

          Exhibit                 Title
          -------                 -----
             A                    Definitions and Interpretation
             B                    TSG Services Description
             C                    Rate and Reset Schedule
             D                    Services Subject to SLA
             E                    Agreed SLAs
             F                    New/Out-of-scope Services Procedures





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

             G                    Response/Resolution Procedures for SLA Problems
             H                    SITA Relationship
             I                    Key Employees
             J                    Non-disclosure/Confidentiality Agreement
             K                    Termination Liquidated Damages Calculation
             L                    Transition Assistance Service Descriptions
             M                    Dispute Resolution Appendix
             N                    Non-disclosure/Non-competition Agreement
             O                    AG Self-performed Services
             P                    Electronic Travel Distribution System


                               Article II -- Term

2.1. TERM OF AGREEMENT. Unless earlier terminated pursuant to Article XXIV -- Termination or unless extended in accordance with Section "2.3. EXTENSIONS OF THE TERM," this Agreement shall be effective on the Effective Date and continue in effect until 11:59 p.m. June 30, 2006, except that this Agreement shall cease to be effective for:

          A.  The Three-year Services at 11:59 p.m. June 30, 1999; and

          B.  The Five-year Services at 11:59 p.m. June 30, 2001.

2.2. TERM FOR AN UNIDENTIFIED SERVICE. If a TSG Service is not identified as a Three-year Service, Five-year Service, or Ten-year Service, AMERICAN and TSG shall agree in writing the period of time such service is subject to this Agreement.

2.3. EXTENSIONS OF THE TERM. The term of this Agreement as applicable to the Three-year Services, Five-year Services, and Ten-year Services may be extended in accordance with this Section 2.3.

          A.  For Three-year Services:

                 (1) AMERICAN may extend the applicability of this Agreement to the Three-year Services until September 30, 1999; provided, AMERICAN gives TSG Notice prior to June 30, 1998.

                 (2) If AMERICAN fails to give TSG Notice, at least six months prior to the end of the term then applicable to the Three-year Services, that AMERICAN will not renew this Agreement for the Three-year Services, then the Three-year Services shall be subject to this Agreement for an additional six months beyond the end of the then current term applicable to the Three-year Services.





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                 (3)  If AMERICAN fails to give TSG Notice, at least six months prior to the end of the term then applicable to the Three-year Services, that AMERICAN will not renew this Agreement for the Three-year Services, and this Agreement has already been extended pursuant to Subsection A(2) of this Section 2.3, then the Three-year Services shall be subject to this Agreement for an additional three years beyond the end of the then current term applicable to the Three-year Services.

          B.  For Five-year Services:

                 (1) If AMERICAN fails to give TSG Notice, on or before January 1, 2001, that AMERICAN will not renew this Agreement for the Five-year Services, then the Five-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2002.

                 (2) If the applicability of this Agreement to the Five-year Services is extended to June 30, 2002 and AMERICAN fails to give TSG Notice, on or before January 1, 2002, that AMERICAN will not renew this Agreement for the Five-year Services, then the Five-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2005.

          C.  For Ten-year Services:

                 (1) If AMERICAN fails to give TSG Notice, on or before January 1, 2006, that AMERICAN will not renew this Agreement for the Ten-year Services, then this Agreement shall remain in effect and the Ten-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2007.

                 (2) If the term of this Agreement is extended to June 30, 2007 and AMERICAN fails to give TSG Notice, on or before January 1, 2007, that AMERICAN will not renew this Agreement for the Ten-year Services, then this Agreement shall remain in effect and the Ten-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2012.


                    Article III -- Services and Exclusivity

3.1. SERVICES IN GENERAL. Pursuant to this Agreement, TSG shall perform the TSG Services for the Airline Group.





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3.2.      ACCESS TO AND USE OF FACILITIES.  The Airline Group shall provide such access to the Airline Group's facilities as is necessary to enable TSG to perform its obligations under this Agreement and to the extent that the Airline Group may grant TSG such access rights as an agent; provided that all rights of access granted to TSG at any airport locations are subject to Airport Regulations and at any Airline Group leased facilities are subject to any applicable lease restrictions.

          A. If a TSG employee is occupying space in an Airline Group facility at the Airline Group's request and primarily for the Airline Group's convenience, then the Airline Group will not charge TSG for any facility rent expense related to such TSG employee, but TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

                (1) Provided, however, if a TSG employee is occupying space at the System Operations Control Center or at AMERICAN's Capacity Planning Department, then the Airline Group will charge TSG the same amount for rent that a TSG employee would incur if occupying space at the Solana facility and TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services. For as long as the Solana facility is not essentially full, the Parties consider the cost of occupying space at the Solana facility to be zero. The cost of occupying space at the Solana facility in 1996 is zero.

          B. If a TSG employee is occupying space in an Airline Group facility not at the Airline Group's request, the Airline Group will charge TSG for a pro rata share of facility rent expense related to such TSG employee, and TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

          C. If an Airline Group employee is occupying space in an TSG facility at TSG's request and primarily for TSG's convenience, then TSG will not charge the Airline Group for any facility rent expense related to such employee of the Airline Group, but the Airline Group shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee, including Device Support and Voice Network Services.

          D. If an Airline Group employee is occupying space in a TSG facility not at TSG's request, then TSG will charge the Airline Group for a pro rata share of facility rent





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          expense related to such employee of the Airline Group at the same rate that the Airline Group charges its departments occupying similar space, if any. Additionally, the Airline Group shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee at a TSG facility, including Device Support and Voice Network Services.

          E. Where one Party's employees are occupying space at the other Party's facilities, both Parties intend that their employees' usage of the other Party's LAN will be approximately equal. If the Airline Group's usage of TSG's LAN significantly exceeds TSG's usage of the Airline Group's LAN or TSG's usage of the Airline Group's LAN significantly exceeds the Airline Group's usage of TSG's LAN, the Account Managers shall meet to negotiate what, if any, compensation or remedial action is appropriate.

          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

3.3.      NEW/OUT-OF-SCOPE SERVICES.   When TSG and AMERICAN expressly agree in
writing in accordance with Exhibit F: New/Out-of-scope Services Procedures, TSG shall perform a New/Out-of-scope Service.

3.4. TSG'S RIGHTS TO MANAGE ITS RESOURCES. Subject to the other provisions of this Agreement, including Article XVI -- Key Employees and Related Provisions and Section "4.1. TSG'S CHANGES TO LOCATIONS," TSG shall have the right, at TSG's cost and expense, so long as there is no Material Adverse Impact, to manage all resources used in providing the TSG Services as TSG deems appropriate, including relocating data centers, TSG equipment, TSG personnel, and other TSG resources. Nevertheless, if any such relocation effected with the reasonable belief that it would not have any Material Adverse Impact actually has a Material Adverse Impact, TSG shall reimburse the Airline Group for any increase in the Fees, any more than a de minimis increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by the Airline Group.

3.5. KEEPING TECHNOLOGY CURRENT. TSG agrees to use reasonable efforts, without an increase in charges to the Airline Group or the costs the Airline Group would have to bear, to keep the technology used in providing the TSG Services to the Airline Group current, and at a level at least as high as the level that TSG uses for its internal operations and at least comparable to the level of technology generally used in the air transportation industry. Except as provided in Section "3.8. REFRESH FOR DEVICE SUPPORT," in the event that technology improvements would cause TSG to incur costs in addition to the costs TSG would otherwise have incurred in providing the TSG Services or would cause the Airline Group to incur costs it would not otherwise incur, the Airline Group and TSG shall meet to discuss whether to implement such improvements. At the Airline Group's sole option, TSG will (i) implement such improvements and charge the Airline Group for TSG's increased costs or (ii) not implement such improvements and continue to use TSG's then- existing technology. For the avoidance of doubt, nothing in this Section 3.5 shall be construed as relieving TSG of its





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obligation to provide, at no additional charge to the Airline Group, installation, support, and upgrades to the software identified in the "SG Commercial Software Product List" in Exhibit B: TSG Services Description.

3.6. ADDITIONAL TSG COSTS IN A SHARED ENVIRONMENT. Except as otherwise expressly provided in this Agreement, the Current Rates will not increase if TSG upgrades the hardware or software it uses to provide the TSG Services. If such an upgrade causes an increase in the Airline Group's Fees and if the increase in Fees is not commensurate with the benefits of such upgrade attainable in the reasonably foreseeable future, the Airline Group shall have no obligation to pay such increase in Fees.

3.7. EFFICIENCY AND COST EFFECTIVENESS. TSG shall use commercially reasonable efforts to use efficiently those resources chargeable to the Airline Group, and in so doing will (i) consider the Airline Group's needs, (ii) make schedule adjustments consistent with the Airline Group's priorities, (iii) delay the performance of non-critical functions within established limits, and
(iv) consider the needs of TSG's other contractual commitments.

3.8. REFRESH FOR DEVICE SUPPORT. The Airline Group shall receive, at TSG's expense (except for the expense of upgrading desktop hardware which is at the Airline Group's expense), the benefits of upgrades to Off-the-shelf Software included within Device Support as soon as reasonably practicable, but in any event within twelve months of such upgrades' becoming commercially available or when TSG implements such upgrades in production (which does not include any beta testing) for its own employees, whichever is sooner. The cost of such upgrades, including installation and license fees, shall be borne solely by TSG through the software charge included in the monthly Device Support charge.

          A. AMERICAN agrees to provide TSG with at least six months Notice of non-renewal of Device Support in accordance with Section "2.3. EXTENSIONS OF THE TERM."

          B. AMERICAN's Notice of non-renewal shall not affect the rights of the Airline Group under this Section 3.8 for the remainder of the term of the Three-year Services, including Device Support.

          C. If the Airline Group declines to permit TSG to install an upgrade to software necessary to provide Device Support and the Airline Group is the only Device Support customer of TSG to decline, and such declining causes TSG increased costs, the Airline Group shall reimburse TSG for such costs.

3.9. TSG SUPPORT FOR THIRD PARTY PRODUCTS. TSG shall arrange for and manage Third Party Standard Support for Third Party Supported Products. TSG and AMERICAN acknowledge that such products require TSG to obtain support services from





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
certain third-party vendors, and that TSG's ability to provide any support to the Airline Group for such products may be impaired if TSG is unable to obtain the required support from such third-party vendors.

          A. When TSG learns that any Third Party Supported Product is an Unsupported Product, TSG shall, at TSG's expense:

                 (1)  Immediately give AMERICAN Notice;

                 (2)  Discuss with AMERICAN the options available; and

                 (3)  At AMERICAN's sole option:

                          a. Use reasonable efforts to obtain a replacement product for such Unsupported Product within twelve
                          (12) months of notification to AMERICAN pursuant to Subsection A(1) of this Section 3.9;


                          b. Use reasonable efforts to obtain services to substitute for Third Party Standard Support for such Unsupported Product, provided that TSG and AMERICAN negotiate new SLA Standards for such Unsupported Product, if necessary; or

                          c. Discontinue attempting to obtain services to substitute for Third Party Standard Support of such Unsupported Product after the first anniversary of the notification to AMERICAN.

          B. TSG and the Airline Group shall use reasonable efforts to minimize any costs required to transfer the Airline Group to a replacement product.

3.10. EXCLUSIVITY. Subject to Section "2.1. TERM OF AGREEMENT," TSG is the exclusive provider to the Airline Group of certain services as described in this Section 3.10.

          A.  TSG is the exclusive provider of the following services:

                 (1) Data Center Services, except for the operation of External Client Server Development;

                 (2)  Data Network Services;

                 (3)  Voice Network Services;

                 (4)  Distributed Systems Services;





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                 (5)  Providing Development, Maintenance, and Enhancement
                 services for Real Time Applications; and

                 (6) Providing Maintenance and Enhancement services for Existing Applications.

          B. For any New/Out-of-scope Service or Significant Services that TSG performs that create software and for any TSG Development, TSG is the exclusive provider of Maintenance and Enhancement services for such TSG- created or TSG-developed software until the Expiration Date.

          C. Although Client Server Development is not an Exclusive Service, if the Airline Group selects TSG to perform Client Server Development, TSG has the exclusive right:

                 (1) To operate the client server application created by such Client Server Development until June 30, 2001 or until such later date as the Five-year Services are subject to this Agreement pursuant to Section "2.3. EXTENSIONS OF THE TERM," if such client server application requires an operator other than the end user; and

                 (2) To perform the Maintenance and Enhancement services for such client server application until the Expiration Date.

          D. Although acquiring Off-the-shelf Software to replace existing client server applications or to provide new client server applications is not an Exclusive Service, if the Airline Group acquires Off-the Shelf Software to replace existing client server applications or to provide new client server applications and such software requires Significant Services performed by TSG, and if such client server application requires an operator in addition to the end user, TSG has the exclusive right to operate such Off-the-shelf Software until June 30, 2001 or until such later date as the Five-year Services are subject to this Agreement pursuant to Section "2.3. EXTENSIONS OF THE TERM."

          E. AMERICAN's exercise of the Retained Rights are subject to the restrictions and limitations under this Agreement during the term of this Agreement.

3.11.     NON-EXCLUSIVE SERVICES.   Services that are not Exclusive Services
include the following:

          A.  Development other than Development of Real Time Applications.





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
          B.  Client Server Development services.

          C.  New/Out-of-scope Services.

          D.  AG Self-performed Services.

          E. Acquiring and using Off-the-shelf Software other than as described in Subsection F of this Section 3.11.

          F. Acquiring and using Off-the-shelf Software for incorporation into or integration with TSG Operated Software, if both of the following conditions are met:

                 (1) TSG does not offer services with comparable functionality for fees less than or equal to such Off- the-shelf Software's license fee; and

                 (2) TSG performs or approves related incorporation or integration of the Off-the-shelf Software with the TSG Operated Software.

          G. Acquiring and using Enhancements for Existing Applications requiring specific intellectual property or specific functions that TSG does not then possess; provided TSG performs or approves the related integration of such Enhancements with the Existing Applications.

          H. The Airline Group is not prohibited or restricted from entering into any agreement to receive, or from receiving, any royalty from the marketing by a third-party developer of software developed by that Person for any member of the Airline Group as permitted by this
          Section 3.11.

3.12. ENGAGING THIRD PARTIES FOR NON-EXCLUSIVE SERVICES. If the Airline Group solicits offers from third parties to perform Non-exclusive Services, the Airline Group shall also solicit an offer from TSG; provided, however, that if the Airline Group solicits an offer for maintenance or enhancement services from a third party for Development that such third party performed, the Airline Group shall have no obligation to solicit an offer from TSG. In such instances where required to solicit an offer from TSG, if the Airline Group makes such a solicitation in writing, including by issuing an RFP or an RFQ, the Airline Group shall promptly provide TSG with a copy.

          A. TSG shall have the opportunity to compete with third parties in any bidding for Non-exclusive Services; provided, however, the Airline Group is not obligated to accept TSG's offer or grant TSG any preferential treatment.





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          B.  The Airline Group may use third parties pursuant to Section
          "5.11. AUDITING CODE EFFICIENCY," subject to compliance with Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

3.13. EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS. If a member of the Airline Group creates a Spin-off Company and the Spin-off Company's declining to use the TSG Services would be likely to result in a decrease of more than ten percent of the Fees that were payable to TSG for the twelve months preceding the month in which the Spin-off Company became a Spin-off Company, then either the Airline Group shall cause such Spin-off Company to be obligated to use the TSG Services in accordance with this Agreement or the Airline Group shall pay Termination Liquidated Damages in accordance with Exhibit K: Termination Liquidated Damages Calculation.

          A. If the Airline Group acquires another carrier in the airline business and merges its airline operations with such other carrier, then such carrier's information technology operations shall possess all the rights and benefits and be subject to all of the obligations of the Airline Group under this Agreement on a date agreed to in writing by AMERICAN and TSG, and in any event as soon as reasonably practicable in light of the commercial circumstances, including the duration of such carrier's existing commitments and the extent of any termination penalties. If causing such carrier's information technology operations to be subject to this Agreement is not reasonably practicable within twelve months after the Airline Group begins to merge airline operations, then the Airline Group and TSG shall mutually determine appropriate compensation for TSG.

          B. If the Airline Group acquires another carrier in the airline business and does not merge its airline operations with such other carrier, then such carrier's information technology operations and services shall become subject to this Agreement at AMERICAN's sole discretion.

          C. If the Airline Group acquires any entity (including another carrier), AMERICAN may cause the information technology services of such entity to become subject to this Agreement upon Notice to TSG; provided TSG is given a reasonable period of time in which to transfer such entity's information technology operations and services to TSG. In such event, TSG shall provide TSG Services to the entity at the Current Rates; provided that if TSG incurs reasonable, necessary, and Extraordinary Costs for establishing TSG's ability to provide TSG Services to such entity and such costs will result in a lower profit margin to TSG than would have occurred if the additional volume or services were provided for the Airline Group's own use with the then current TSG facilities, AMERICAN shall reimburse TSG for such costs; provided further, however, that TSG has given AMERICAN Notice in advance of incurring such costs.





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          D.  If the Airline Group creates an Affiliated Spin-off Entity,  such
          Affiliated Spin-off Entity shall possess all the rights and benefits and be subject to all of the obligations of the Airline Group under this Agreement, including the right to use the Existing Applications in accordance with this Agreement without payment of any license fees.

3.14. CHANGES IN DEMAND FOR TSG SERVICES. The Airline Group shall inform TSG within a reasonable time of material changes in the Airline Group's requirements for TSG Services to enable TSG to adjust its resources. The Parties acknowledge that changes in the Airline Group's requirements because of unforeseen circumstances, such as a labor strike against AMERICAN, may not be communicated in advance; but AMERICAN or the affected member of the Airline Group shall inform TSG of such material changes as soon as possible and shall periodically provide TSG updated information as to such material changes.

3.15. PREFERRED CUSTOMER FOR DEPLOYMENT OF SKILLED PERSONNEL. TSG shall provide necessary, skilled personnel to staff any and all Airline Group projects; provided AMERICAN gives TSG Notice of material changes in the Airline Group's requirements for TSG's personnel.

3.16.     SPECIAL PROVISIONS FOR RESERVATIONS 800 SERVICES.    TSG shall manage
Reservations 800 Services in accordance with this Section 3.16.

          A. TSG shall promptly provide AMERICAN with a copy of all information from prospective vendors of the Reservations 800 Services, including vendor-related performance and proposal information.

          B. AMERICAN may participate with TSG in all negotiations with such prospective vendors.

          C. AMERICAN, in its sole discretion, shall make all final decisions concerning the selection of vendors for providing Reservations 800 Services; provided, however, if AMERICAN does not follow TSG's recommendations concerning Reservations 800 Services, AMERICAN and TSG agree to amend the SLA Standards applicable to the Reservations 800 Services, if necessary.

          D. If AMERICAN, after consultation with TSG, decides that the Airline Group can perform 800 Decision Tree Support more efficiently than TSG, such services shall cease to be TSG Services, and the Airline Group shall perform 800 Decision Tree Support for itself. AMERICAN's election to perform 800 Decision Tree Support shall not change the Parties' other rights or obligations under this Section 3.16.





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3.17.     SPECIAL PROVISIONS CONCERNING SITA AND SITA SERVICES.  The Parties'
arrangement regarding SITA Services and the SITA Agreements is set forth in this Section 3.17.

          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          B. Although AMERICAN shall remain the contracting party under the SITA Agreements until they are assigned to TSG, TSG shall have all of the rights and benefits and all of the obligations and burdens under the SITA Agreements as if AMERICAN had assigned to TSG, and TSG had assumed, the SITA Agreements as of July 1, 1996.

                 (1) Those rights and benefits shall include the right of TSG to cause AMERICAN to purchase for TSG's own use and for the use of TSG's customers all services provided by the SITA Group pursuant to the SITA Agreements. Accordingly, AMERICAN hereby authorizes TSG to purchase as AMERICAN's agent, on the Airline Group's behalf and on behalf of TSG and its other customers, the SITA Services. TSG and AMERICAN agree that charges for the SITA Services shall be invoiced to AMERICAN and paid by TSG to AMERICAN and that, with respect to the SITA SABREnet Services, the special payment and other terms provided in Exhibit H: SITA Relationship shall apply.

                 (2) Those obligations and burdens, which TSG hereby accepts and agrees to perform, shall include the obligation to meet all of the commitments and obligations, financial and otherwise, that AMERICAN may incur under the SITA Agreements (other than obligations related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries, except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries), including the obligations of payment (including any fees, penalties, or interest for late payment or nonpayment), indemnification obligations, and commitments to meet the financial minimums under the SITA Agreements.





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
                 (3) As long as AMERICAN remains responsible to SITA as the contracting party under the SITA Agreements, TSG shall purchase through AMERICAN at least the minimum volume of telecommunications services offered by the SITA Group that AMERICAN is obligated to purchase from the SITA Group pursuant to the SITA Agreements. The Parties' rights and obligations stated above in this Section 3.17 shall terminate upon AMERICAN's assignment to TSG, and TSG's assumption, of the SITA Agreements.

          C. Because AMERICAN will remain, on or after the Effective Date, the contracting party under the SITA Agreements, and therefore responsible to the SITA Group thereunder, AMERICAN shall have the benefit of the indemnification set forth in Section "20.8. SITA INDEMNIFICATION."

3.18. SPECIAL PROVISIONS CONCERNING CUSTOM SOFTWARE. TSG and the Airline Group acknowledge that software used and developed under this Agreement is custom software for specific uses.

3.19. ELECTRONIC TRAVEL DISTRIBUTION SYSTEM. The Parties' agreements regarding the use of PSS/FPC in connection with any Electronic Travel Distribution System for the benefit of the Airline Group are set forth in Exhibit P; Electronic Travel Distribution System.

                      Article IV -- Locations of Services

4.1. TSG'S CHANGES TO LOCATIONS. Nothing in this Agreement shall prevent TSG from changing, consolidating, eliminating or adding, after the Effective Date, its locations at which it provides the TSG Services so long as such changes, consolidations, eliminations or additions cause no Material Adverse Impact on the Airline Group and provided that if any TSG Services are performed on-site at the Airline Group's locations on the Effective Date, TSG may not change the location of such service without AMERICAN's Consent.

          A. TSG shall consult with AMERICAN concerning such changes, consolidations, eliminations or additions.

          B. TSG's application developers are not considered "on-site" unless expressly assigned as of the Effective Date to share an office area with the user department.

          C. TSG shall not move the TSG Operated Software or hardware for the Real Time Applications known as Passenger Services Systems (PSS) and Flight Operating Systems (FOS) located at the Secure Computer Center, located at 4000 N. Mingo Road, Tulsa, Oklahoma 74116-5020 as of the Effective Date, without the Airline Group's Consent.

4.2. AIRLINE GROUP'S REQUESTED CHANGES AT ITS LOCATIONS. If the Airline Group wishes TSG to change, consolidate, eliminate or add any functions that must be performed at the Airline Group's locations, it shall so notify TSG. TSG shall promptly





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                                                                       page   13
provide AMERICAN with a good faith estimate of the cost, if any, of making such change, consolidation, elimination or addition. TSG will make such change, consolidation, elimination or addition upon AMERICAN's approval of such cost estimate, which approval will be given at AMERICAN's sole discretion.


                          Article V -- Service Levels

5.1. SERVICE LEVELS IN GENERAL. For each of the TSG Services or systems specified in Exhibit D: Services Subject to SLA, AMERICAN and TSG shall establish an SLA. It is the intention of TSG to provide good service to the Airline Group, to correct problems with any TSG Services, and to cooperate with the Airline Group to resolve any reasonable, remediable dissatisfaction with a TSG Service.

          A. The SLAs agreed to by the parties as of the Effective Date are specified in Exhibit E: Agreed SLAs.

          B. For SLAs not agreed to by the parties as of the Effective Date, TSG and AMERICAN shall use their reasonable best efforts to establish such SLAs before December 31, 1996 or as soon thereafter as practicable. Upon the Parties' Consent, an SLA established after the Effective Date shall be deemed incorporated into Exhibit E: Agreed SLAs for all purposes.

          C. TSG and AMERICAN intend that TSG perform the TSG Services at levels above the SLA Standards. Both Parties acknowledge that the actual levels of performance are likely to fluctuate.

          D. In general TSG shall strive to improve continually its actual performance and, subject to Subsections D(1) and D(2), shall not knowingly act in a manner that will reduce its level of performance.

                 [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                 (2) If TSG identifies cost-saving opportunities for itself that will reduce its levels of performance, but such reduction will be de minimis, AMERICAN and





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                                                                       page   14

                 TSG shall cooperate to enable TSG to take advantage of such cost-saving opportunities.

          E. Prior to engaging a subcontractor in accordance with Article VI -- Subcontracting, TSG and AMERICAN shall establish an SLA Standard for the service(s) to be subcontracted.

5.2. SLA REQUIREMENTS. All SLAs shall conform in substance to the requirements specified in this Section.

          A. Each SLA shall specify the SLA Standard for the services subject to such SLA.

          B. Each SLA shall specify one of the following categories in which the service is designated: "Critical TSG Service," "High Risk TSG Service," "Medium Risk TSG Service," or "Low Risk TSG Service." If no such category is specified, such service shall be deemed as designated "Low Risk TSG Service."

          C. Each SLA shall establish its Performance Increases and Performance Decreases, if any, with the intention that over the course of a calendar year the Performance Increases and Performance Decreases shall be equal. Further, in rare circumstances, the Parties may balance one SLA established to yield Performance Increases more than Performance Decreases with another SLA established to yield corresponding Performance Decreases more than Performance Increases, so that over the course of a calendar year the intended Performance Increases and Performance Decreases from the two SLAs shall be equal. Nevertheless, nothing in this Section 5.2 shall be construed as requiring the actual Performance Increases to equal the Performance Decreases while this Agreement is in effect.

          D. For services designated as Critical TSG Service or High Risk TSG Service, each SLA may specify Performance Increases for Exceptional Performance and Performance Decreases for Inadequate Performance; provided, however, that nothing in this Section 5.2 shall be construed as requiring both a Performance Increase and a Performance Decrease be applicable to the same measure of performance.

          E.  Each SLA may specify one or more SLA Service Termination Events.

5.3. HISTORICAL SLA STANDARDS. For each TSG Service, the SLA Standard shall be established at the Historical SLA Standard or the New Historical SLA Standard. If performance level information is unavailable for 1994 and 1995, the SLA Standard shall be established at the performance levels measured in 1996, excluding data points where performance levels are clearly unacceptable, and consequently, the 1996 performance levels are the Historical SLA Standard for such service.





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                                                                       page   15

          A. Nothing in this Section 5.3 shall be construed as preventing TSG and AMERICAN from agreeing to an SLA Standard that differs from the Historical SLA Standard or the New Historical SLA Standard.

          B. While this Agreement is in effect, TSG shall establish and maintain the SLA Database.

          C. TSG shall provide a query and report capability to the SLA Database as part of the TSG Services.

5.4. MONITORING. TSG shall capture and retain information, for storage in the SLA Database, and monitor its performance of the TSG Services in accordance with the SLAs. TSG's adherence to the SLA Standards shall be evaluated every month.

5.5.      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

5.6. COSTS BORNE EXCLUSIVELY BY TSG. TSG shall bear all expenses and investments required to achieve performance to meet the Historical SLA Standards and New Historical SLA Standards. TSG shall bear all its own expenses of investigating and correcting Inadequate Performance.

5.7.      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





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                                                                       page   16

5.8. PERFORMANCE REVIEWS. The Airline Group's Account Manager and TSG's Account Manager shall meet at least monthly to review TSG's adherence to the SLA Standards. TSG shall provide AMERICAN, at least ten days in advance of such meeting, with such performance reports as have been reasonably requested by AMERICAN.

5.9. CORRECTION OF PERFORMANCE. TSG is obligated to cure or correct its errors, mistakes, and deficiencies in service; and credit or repay the Airline Group for any excess Fees resulting from such errors, mistakes, or deficiencies as follows:

          A. TSG shall perform Re-runs subject to Section "7.10. PAYMENT FOR RE-RUNS."

          B. TSG shall cure all instances of Inadequate Performance. To effectuate such cure, AMERICAN and TSG shall proceed in accordance with Exhibit G: Response/Resolution Procedures for SLA Problems.

          C.  For TSG Services for which there is no SLA Standard:

                 (1) TSG shall cure or correct its errors, mistakes, and deficiencies in service and, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                 (2) If in AMERICAN's sole discretion, TSG's performance of a service for which there is no SLA Standard becomes unacceptable, AMERICAN and TSG shall negotiate an SLA Standard within 30 days after AMERICAN requests such negotiation.

5.10. EXPIRATION, TERMINATION, AND SLA STANDARDS. TSG shall continue to have the obligation to meet the SLA Standards during Transition Assistance. When TSG cannot meet an SLA Standard due to a cause reasonably under the Airline Group's control or due to a Force Majeure Event:

          A.  The Airline Group waives any associated Performance Decreases;
          and

          B. The Airline Group may not terminate this Agreement for Inadequate Performance pursuant to Section "24.2. TERMINATION FOR INADEQUATE PERFORMANCE."

5.11. AUDITING CODE EFFICIENCY. Subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES," AMERICAN may evaluate, or engage a third party to evaluate, the efficiency of software used by TSG to provide the TSG Services or software developed by TSG and funded by or licensed to the Airline Group. AMERICAN may require that TSG





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                                                                       page   17
make reasonable changes to such software to improve its efficiency and charge AMERICAN at Current Rates for making such changes. If TSG fails to make such changes, the Airline Group may engage a third party to make such changes subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

5.12. ANNUAL SURVEY. TSG will annually survey a representative sample of the Airline Group's personnel who use the TSG Services to evaluate their satisfaction relating to the TSG Services. TSG and AMERICAN will agree in writing to the survey's sample group, format, objectives, measures of satisfaction, and desired levels of satisfaction. If such survey reveals that satisfaction has fallen significantly below desired levels, TSG shall develop a plan to improve satisfaction in those areas where satisfaction has fallen below such levels. TSG shall present the plan to AMERICAN within six weeks following compilation of the survey results.


                          Article VI -- Subcontracting

6.1. NO SUBCONTRACTING PRIMARY RESPONSIBILITIES. TSG may not subcontract any of TSG's Primary Responsibilities without AMERICAN's Consent. Such Consent is at AMERICAN's sole discretion.

6.2. PERMITTED SUBCONTRACTING. The Airline Group hereby consents to all subcontracting of the TSG Services by TSG in effect on the Effective Date. TSG may subcontract TSG Services other than TSG's Primary Responsibilities, except that to subcontract any service which TSG then currently performs for the Airline Group and for which the total Fees typically charged to the Airline Group are in excess of $10,000,000 (ten million dollars) per year, TSG must obtain AMERICAN's Consent.

          A. TSG shall promptly Notify AMERICAN of its intent to enter into any subcontract. Prior to the time of subcontracting, AMERICAN and TSG shall document historical service levels in order to establish an SLA Standard if one does not already exist pursuant to Subsection E of Section "5.1. SERVICE LEVELS IN GENERAL."

          B. TSG is responsible for monitoring and managing the performance of all subcontractors.

          C. TSG shall remain responsible in accordance with this Agreement for the TSG Services subcontracted. If, as the result of TSG's subcontracting any TSG Service, the performance of that TSG Service falls below the level of TSG's previous actual, typical performance, then TSG shall work with the subcontractor to restore the performance of that TSG Service to such previous actual, typical performance level.





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                                                                       page   18

          D. Even if an inadequacy in a subcontractor's performance does not amount to a breach of this Agreement or Inadequate Performance, if AMERICAN is dissatisfied with the performance of any subcontractor, AMERICAN shall promptly notify TSG and TSG and AMERICAN shall discuss means to resolve AMERICAN's dissatisfaction.

          E. TSG shall provide in its agreements with subcontractors such written provisions as are sufficient to enable TSG to comply with the provisions of this Agreement.

          F. TSG shall reimburse the Airline Group for any increase in the Fees, any more than a de minimis increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by the Airline Group due to TSG's subcontracting one or more TSG Services.


                               Article VII - Fees

7.1. RATE AND RESET SCHEDULE. The Fees charged by TSG to the Airline Group, and payable by the Airline Group to TSG, for the TSG Services shall be in accordance with the Rates set forth in the Rate and Reset Schedule applicable for each calendar year.

          A. The Rate and Reset Schedule for each calendar year states the Current Rates, which are applicable to the TSG Services rendered during that year, and the Reset Formulas according to which the Current Rates can be reset for the next year.

          B. If the Rate and Reset Schedule does not include a Current Rate corresponding to any TSG Service, then, unless the next sentence applies, the charge for that TSG Service shall be deemed included in other Current Rates. If TSG rendered a service substantially the same as any TSG Service without charge before the Effective Date, then it will continue to render that TSG Service without charge after the Effective Date, unless a Rate for that TSG Service is included in the Rate and Reset Schedule; provided, however, that this does not apply to prototypes which TSG provided without charge for the Airline Group's use before the Effective Date.

          C. The Rate and Reset Schedule in effect on the Effective Date states the Rates applicable during 1996 and the Reset Formulas to set Rates for 1997.

          D. The Rates included in the Rate and Reset Schedule will be recalculated or re-established by the Parties each calendar year, as described in Sections "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" and "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Reset Formulas for the TSG Services Benchmarked in an Odd- numbered Year will be renegotiated





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                                                                       page   19
          and established as described in Subsection A of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Rate and Reset Schedule shall be deemed amended in each event described above in this Subsection D. The Reset Formulas for the TSG Services that are not Benchmarked will continue without adjustment as stated in the Rate and Reset Schedule.

7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS. For each Even-numbered Year, the Rates shall be calculated and established as follows:

          A.  In the preceding Odd-numbered Year, the Parties shall:

                 (1) Determine, by May 1 of that Odd-numbered Year, the Projected Annual Volume for the next Even- numbered Year;

                 (2) Determine the Projected Annual Reset Fees, in accordance with Section "7.4. PROJECTED ANNUAL RESET FEES," for the next Even-numbered Year;

                 (3) Conduct the Benchmarking Process in accordance with Section "7.5. BENCHMARKING" to obtain the Benchmark Results for the next Even-numbered Year; and

                 (4) Determine the Projected Negotiated Rates and the Projected Annual Negotiated Fees, in accordance with Section "7.6. PROJECTED ANNUAL NEGOTIATED FEES," for the next Even-numbered Year.

          B. The Projected Negotiated Rates corresponding to the Projected Annual Negotiated Fees shall be the applicable Rates for the TSG Services rendered during the next Even-numbered Year, unless the difference (expressed as an absolute value) between the Projected Annual Negotiated Fees and the Projected Annual Reset Fees is greater than the Adjustment Amount.

          C. If the Projected Annual Reset Fees exceed the Projected Annual Negotiated Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of subtracting the Adjustment Amount from the Projected Annual Reset Fees.

          D. If the Projected Annual Negotiated Fees exceed the Projected Annual Reset Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of adding the Adjustment Amount to the Projected Annual Reset Fees.





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                                                                       page   20

          E. If either Subsection C or Subsection D of this Section 7.2 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were Benchmarked so that all of the Rates (including those for TSG Services not Benchmarked) result, when applied to the Projected Annual Volume for the next Even-numbered Year, in the aggregate amount of the projected annual Fees, and those Rates shall apply to the TSG Services rendered during the next Even-numbered Year.

7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS. The Rates applicable to the TSG Services rendered during 1997 shall be calculated and established by applying the Reset Formulas set forth in the Rate and Reset Schedule in effect on the Effective Date to the Current Rates (in effect during 1996). The Rates for each subsequent Odd-numbered Year shall be calculated and established as follows:

          A. In each Odd-numbered Year, for the TSG Services Benchmarked in that year, the Parties shall negotiate and establish, and set forth in the Rate and Reset Schedule, Reset Formulas for the next Odd-numbered Year.

          B. The Rates calculated and established by applying those new Reset Formulas, and by applying the continuing Reset Formulas for the TSG Services not so Benchmarked, to the Current Rates shall be the applicable Rates for the TSG Services rendered during the next Odd-numbered Year, unless Subsection C or Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied to the preceding Even-numbered Year.

          C. If Subsection C or Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied to the preceding Even-numbered Year, then the Parties shall determine the Projected Annual Reset Fees, in accordance with Section "7.4. PROJECTED ANNUAL RESET FEES," for the next Odd-numbered Year and adjust the Projected Annual Reset Fees by:

                 (1) If Subsection C of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied, subtracting the Capped Adjustment, or

                 (2) If Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied, adding the Capped Adjustment.

          D. If Subsection C of this Section 7.3 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were most recently Benchmarked so that all of the Rates (including those for TSG Services not so Benchmarked) result, when applied to the Projected Annual Volume for the next Odd-numbered Year, in the aggregate amount of the Projected Annual Reset Fees as adjusted in accordance with





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                                                                       page   21

          Subsection C of this Section 7.3, and those Rates shall apply to the TSG Services rendered during the next Odd-numbered Year.

7.4. PROJECTED ANNUAL RESET FEES. The Parties shall determine the Projected Annual Reset Fees for the next calendar year by:

          A. Establishing Rates by applying the Reset Formulas to the Current Rates;

          B. Multiplying those reset Rates by the Projected Annual Volume for the next calendar year; and

          C. If the Projected Annual Reset Fees are being determined for an Even-numbered Year and Subsection C of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied to the preceding Odd-numbered Year, then:

                 (1) If Subsection C(1) of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, subtracting any Unapplied Capped Adjustment from the product described in Subsection B of this Section 7.4, or

                 (2) If Subsection C(2) of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, adding any Unapplied Capped Adjustment to the product described in Subsection B of this
                 Section 7.4.

The Projected Annual Reset Fees for the next calendar year must be determined by October 1 of the year in which the determination is being made.

7.5. BENCHMARKING. In each Odd-numbered Year, the Parties shall conduct the Benchmarking Process, with appropriate consideration to, among other things, the rights and obligations under this Agreement, the Airline Group's size as a recipient of data processing services, the SLA Standards required of TSG, the geographic factors involved in providing the TSG Services to the Airline Group, the exclusivity commitments made by the Airline Group for services, and the Retained Rights.

          A. On or before May 1 of each Odd-numbered Year, the Parties shall jointly select and engage one or more Benchmark Providers. The Parties agree that they are to mutually solicit and evaluate the qualifications and methodologies of prospective Benchmark Providers.

          B. The agreement with the Benchmark Provider or Benchmark Providers shall contain, at a minimum, provisions substantially similar to the following provisions:





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                                                                       page   22

                 (1) The Benchmark Provider or Benchmark Providers shall complete the Benchmarking Process and submit the Benchmark Report on or before September 1 of the Odd-numbered Year.

                 (2) The Benchmark Report shall contain sufficient information to demonstrate that the Benchmark Provider or Benchmark Providers have compared the TSG Services to those services offered by a representative group of providers of data processing services with reasonable consideration of, among other things, the various factors described in the first sentence of this Section 7.5.

                 (3) The Benchmark Report shall state the Benchmark Results and shall be delivered to both Parties.

                 (4) Each of the Parties shall pay one-half of the fees and reimbursable expenses (if any) of each Benchmark Provider.

          C. The Benchmark Provider shall evaluate all Current Rates, except Third-Party Pass-Through Charges, Hourly Labor Rates, and any Rates for which there is not a market that can serve as a reasonable comparison.

          D. The Parties may, but shall not be obligated to, accept all or any portion of the Benchmark Report or use in any manner any of the Benchmark Results. Nevertheless, the Parties intend that the Benchmark Results be available in each Odd-numbered Year as a guideline for their negotiations of Rates and Reset Formulas.

7.6. PROJECTED ANNUAL NEGOTIATED FEES. By October 1 of each Odd-numbered year, the Parties shall determine the Projected Annual Negotiated Fees for the next Even-numbered Year by multiplying the corresponding Projected Negotiated Rates by the corresponding Projected Annual Volume (though, if the Parties agree, this Projected Annual Volume need not be the same as the one submitted to the Benchmark Provider or Benchmark Providers for the Benchmarking Process).

7.7. LIMITED USE OF PROJECTED FEES. The determination of projected annual Fees of any kind in accordance with any preceding Section of this Article VII is solely for the purpose of establishing Rates. None of those projections of annual Fees is a target for or a limit on any actual annual Fees, and neither Party shall have any right or remedy because any actual annual Fees do not conform to or correspond with projected annual Fees.

7.8. RECOURSE TO DISPUTE RESOLUTION. If, because of any Dispute, the Parties fail to determine any essential component of the establishment of any Rate by the applicable date specified in a preceding Section of this Article VII, the Parties shall promptly resolve that





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                                                                       page   23

Dispute, as soon as practicable after the specified date, in accordance with
Article XXIII -- Dispute Resolution.

          A. If that Dispute is not resolved by January 1 of the year for which any Rate is to be effective, the preceding year's Rate for the corresponding TSG Service shall continue in effect pending resolution.

          B. The Rate determined by resolution of that Dispute shall be deemed effective January 1 as though the Parties had timely agreed. Accordingly, either on the due date of the first invoice due after that Dispute is resolved or the due date of the first invoice covering any period on or after January 1, whichever is later, either TSG shall credit the Airline Group any excess Fees received since January 1 or the Airline Group shall pay TSG any additional Fees due to TSG since January 1.

7.9. PERFORMANCE ADJUSTMENT OF FEES. The Fees shall increase in the event of Exceptional Performance and decrease in the event of Inadequate Performance.

          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          B. No later than December 20 of each year at a meeting of the Airline Group's CIO and the applicable TSG division president, AMERICAN and TSG shall agree to the net increase or decrease in Fees resulting from the Performance Increases and Performance Decreases for the prior twelve-month period ended November 30. The December invoice submitted to AMERICAN in the succeeding January shall reflect such agreed net increase or decrease.

          C. The final invoice after termination or Expiration of this Agreement shall reflect the net increase or decrease in Fees resulting from the Performance Increases and Performance Decreases for the period commencing on December 1 of the previous year to the date of termination or Expiration.

7.10.     PAYMENT FOR RE-RUNS.   [TEXT OMITTED - CONFIDENTIAL TREATMENT
          REQUESTED]





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                                                                       page   24

7.11. FEE REDUCTIONS FOR DROPPING CERTAIN MAINTENANCE. Upon Notice to TSG, for certain specified devices, AMERICAN may elect to terminate the TSG Services that provide maintenance as part of Device Support, subject to Section "3.10. EXCLUSIVITY." If AMERICAN so elects, TSG shall reduce Fees by an amount equal to the maintenance savings and AMERICAN and TSG shall mutually determine what, if any, modification there will be to the applicable SLA Standard.

7.12.     MOST FAVORED CUSTOMER.  [TEXT OMITTED - CONFIDENTIAL TREATMENT
          REQUESTED]

7.13. PAYMENTS FOR THIRD PARTY SOFTWARE UPON DISAFFILIATION. If AMERICAN and TSG cease to be Affiliates, TSG shall pay such license fees, and any applicable or related Taxes, for the Transferred Third Party Software and the Other Third





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                                                                       page   25

Party Software as are required to enable the Airline Group to continue to receive the TSG Services.


                      Article VIII -- Invoices and Payment

8.1. INVOICES. The Airline Group is only required to pay for services provided by TSG pursuant to the prices and other terms and conditions of this Agreement or as otherwise expressly agreed in writing by the Parties. TSG shall use reasonable efforts to submit an invoice to the Airline Group for the prior month's Fees on or before the eighth Business Day of every month. Such invoice is due and payable and the Airline Group shall pay such invoice within thirty days after the Airline Group's receipt of such invoice, except as otherwise provided in Section "8.2. DISPUTED INVOICES."

8.2. DISPUTED INVOICES. If there is a Disputed Invoice, the Airline Group may withhold a portion of the amount stated in the Disputed Invoice in accordance with this Section 8.2.

          A. If the Disputed Invoice is greater than or equal to the prior month's invoice, the Airline Group shall pay TSG all undisputed amounts, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] provided that the Airline Group may withhold the payment of taxes on disputed amounts without regard to the limitations specified in this Subsection and amounts calculated herein shall be net tax calculations.

          B. If the Disputed Invoice is less than the prior month's payment, the Airline Group shall pay TSG all undisputed amounts, [TEXT OMITTED
          - CONFIDENTIAL TREATMENT REQUESTED] therefore, in such event and irrespective of the amount in dispute, the Airline Group may not, in respect to the Disputed Invoice, withhold payment of any amount in excess of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the Disputed Invoice; provided, however, that the Airline Group may withhold payment of taxes on disputed amounts without regard to the limitations specified in this Subsection and amounts calculated herein shall be net tax calculations.

          C.  In no event shall a Party's adherence to the provisions of this
          Section 8.2 be construed as constituting a waiver by either Party of any claims against the other Party.

8.3. BILLING PROCEDURES. Each invoice submitted to the Airline Group shall be in accord with this Section 8.3.





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                                                                       page   26

          A. Each invoice shall indicate the Fees and, subject to changes made pursuant to Section "8.4. NEW BILLING SYSTEM" and Section "9.6. COOPERATION," will include separate sub-totals for taxable and nontaxable services and property.

          B. Along with every invoice TSG shall provide relevant written information to substantiate the Fees, including supporting documentation of resource usage, information concerning TSG Software Income, the offset in Fees pursuant to Section "11.4. OFFSET OF FEES," and the reduction in Fees pursuant to Section "7.9. PERFORMANCE ADJUSTMENT OF FEES."

          C. TSG shall promptly provide the Airline Group with such information as AMERICAN reasonably requests to understand or verify the contents of the invoice. TSG shall bear the cost of any TSG Services required to fulfill such requests.

          D. Without AMERICAN's Consent, TSG shall not make any changes to the procedures for producing invoices, the billing allocation methodology for any TSG Service, or to the form or format of invoices or substantiating information that is routinely provided to the Airline Group.

8.4.      NEW BILLING SYSTEM.   At its own expense, TSG shall design, develop,
and implement the New Billing System. TSG and AMERICAN shall mutually develop specifications for the New Billing System, and upon written acceptance of such specifications by both AMERICAN and TSG, TSG shall proceed with the development of the New Billing System.

          A. After written acceptance by both Parties, the specifications of the New Billing System may not change without both Parties' Consent.

          B. At a minimum the New Billing System shall possess the capability to account for and bill such Taxes as are applicable.

          C. If AMERICAN requests and agrees to pay for it, TSG shall provide additional capability to permit AMERICAN to accommodate additional functionality (e.g., to report the Airline Group's non-TSG information technology expenditures).

8.5. INTEREST ON OVERDUE AMOUNTS. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]






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                                                                       page   27

                   Article IX -- Transfer and Property Taxes

9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES. AMERICAN shall be responsible for (and shall indemnify TSG for) Taxes imposed on, based on, or measured by any consideration for, any transfer of services or property by TSG to the Airline Group pursuant to this Agreement; provided, however, that TSG shall be responsible for (and shall indemnify Airline Group for) all Taxes that are imposed on, based on or measured by TSG's acquisition, ownership, or use of property or services, or the provision of property or services to TSG. Neither Party shall be liable to the other Party for interest included in Taxes in excess of interest at the rate set forth in Section "8.5. INTEREST ON OVERDUE AMOUNTS" or penalties and additions to taxes to the extent such interest, penalties, and additions to taxes result from tax return positions taken by the other Party that are unrelated to this Agreement or from the willful misconduct or gross negligence of the other Party.



9.2. CLAIM OF EXEMPTION. The Airline Group shall pay any Taxes for which it is responsible which are invoiced by TSG to the Airline Group under Article VIII -- Invoices and Payment unless the Airline Group promptly provides TSG with an exemption certificate, resale certificate or letter explaining why the Airline Group believes the Tax is not applicable. Such certificate or letter does not relieve AMERICAN of ultimate liability under this Article IX to the extent the taxing authority disagrees with the Airline Group's position that no such Tax is due; provided, that AMERICAN shall have no liability for Taxes either not yet due and payable or Taxes being contested (unless payment is a condition to contest) in accordance with Section "9.4. CONTESTS OF TAX ASSESSMENTS." TSG may at any time require AMERICAN to deliver a letter of advice from outside counsel, selected by AMERICAN and reasonably acceptable to TSG, that AMERICAN's position is reasonable under the tax law. The cost of such a letter shall be split equally between the Parties. If such a letter is not delivered within 30 days of the request, AMERICAN must pay the Taxes invoiced.

9.3. PROPERTY TAXES. Subject to the terms of other leases or agreements, each of TSG and each member of the Airline Group is responsible for the reporting and payment of any ad valorem taxes due on property owned by it or leased by it from a third party.

9.4. CONTESTS OF TAX ASSESSMENTS. If TSG receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that AMERICAN would be responsible for paying pursuant to Section "9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," TSG shall promptly send Notice to AMERICAN of such notice, and shall, if AMERICAN requests, timely contest, or if AMERICAN so elects permit AMERICAN to contest, such proposed Tax, at AMERICAN's expense and in a forum and with counsel selected by AMERICAN and reasonably acceptable to TSG, until such assessment has been upheld by the decision of an appellate court; provided,





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                                                                       page   28
however, that prior to any judicial contest TSG may require (as a condition to such judicial contest) a letter from counsel selected by AMERICAN and reasonably acceptable to TSG that there is a reasonable tax basis for such contest. Any Notice given to a Party under this Section 9.4 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2. ADDRESSES," and such Notice must be given no fewer than five Business Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. TSG may compromise, settle, or resolve a Tax contest under this Section 9.4 without AMERICAN's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if TSG waives its indemnity rights under this Article IX -- Transfer and Property Taxes with respect to the Taxes being contested. Otherwise, TSG may not compromise, settle, or resolve the Tax contest without AMERICAN's Consent.

9.5. REFUNDS. Either Party may, at its expense, require the other to choose and do one of the following:

          A. Apply for and diligently pursue a refund of Taxes otherwise payable by or subject to indemnification by the requiring Party under this Article IX,

          B. If permitted by law, assign its rights to a refund claim for such Taxes to the requiring Party,

          C. Pay to the requiring Party the amount of Taxes claimed by the refund claim with interest at the statutory refund rate, or

          D. Follow the Dispute Resolution Procedure and pay to the requiring Party the amount the arbitrator determines is reflective of the weighted probability of success of recovery of Taxes (with no reduction for attorneys' fees) had the claim been pursued at the judicial level until the result had been determined by the decision of an appellate court; provided, however, that before recourse to the Dispute Resolution Procedure, such other Party shall produce, if requested by the requiring Party, a letter of advice from outside counsel selected by such other Party and reasonably acceptable to the requiring Party (the cost of which letter is to be split equally between the Parties) that such other Party's refusal to pursue a refund claim is based on a reasonable tax position that the amounts are not refundable.

9.6. COOPERATION. Each Party shall provide the other with such cooperation as is reasonable, at the request of the other Party, to minimize Taxes incurred in connection with this Agreement. In the case of AMERICAN, such cooperation shall include providing TSG any applicable resale certificates; information regarding use of materials, services, or sales; or other exemption certificates. In the case of TSG, such cooperation shall include providing AMERICAN applicable information regarding delivery or use of materials, services, or sales;





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                                                                       page   29
and at the request of AMERICAN, taking additional steps to minimize Taxes.
Such steps shall also include:

          A.     Providing itemized (or non-itemized) invoices or billing;

          B.     Separating (or combining) any of the TSG Services;

          C. Changing the location at which services or property are delivered, provided, or used pursuant to this Agreement;

          D. Permitting any member or members of the Airline Group to assign to one of its or their Affiliates all or part of its or their rights under this Agreement, including the right to take delivery of services or property;

          E. Using reasonable efforts to require any third party to take steps reasonably available to such third party to minimize Taxes;

          F. Permitting TSG to assign to one of its Affiliates all or part of TSG's obligations under this Agreement; and

          G.     Amending this Agreement;

provided, however, that neither Party shall be required to take any step that would be materially disadvantageous to its business or operations or would require it to incur material additional costs unless the other Party agrees to reimburse it for that material disadvantages or those additional costs. In the case of either Party, such cooperation shall include maintaining records, as reasonably necessary for tax purposes (and in any event for at least six years from date of the transactions to which such records relate); making such records available to the other Party (or permitting the other Party to copy, at its expense, such records); and making information in its possession and employees with technical expertise available (at the providing Party's cost) as reasonably necessary in connection with the preparation of any tax returns or any audit or tax contest or refund claim. It is not intended that one Party is necessarily to share in any tax savings realized by the other Party through the actions or cooperation taken under this Section 9.6.

9.7. TAXES ON THIRD-PARTY PASS-THROUGH CHARGES. Notwithstanding anything to the contrary in this Agreement, to the extent any Taxes are imposed on or with respect to any Third-Party Pass-Through Charges, or on any mark-ups or fees related to the Third-Party Pass-Through Charges, which Taxes exceed the Taxes that would have applied to a transfer of services or property directly to any member of the Airline Group from the third-party vendor from which TSG acquires services or property, TSG shall be responsible for (and shall indemnify the Airline Group for) such additional Taxes, it being the intent of the Parties





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                                                                       page   30
that the Airline Group's liability for Taxes imposed on or measured by any Third-Party Pass-Through Charges, or any mark-ups or fees related to the Third-Party Pass-Through Charges, shall be no greater than if the Airline Group had purchased directly from the third-party vendor, instead of through TSG, the services and/or property to which such Third-Party Pass-Through Charges relate. TSG may (with any necessary consent of the third-party vendor and with AMERICAN's Consent) assign to AMERICAN (or, as AMERICAN may direct, one or more of the American Related Entities) the rights of TSG under that agreement or those agreements necessary for the Airline Group to obtain such services or property directly from the third-party vendor or permit AMERICAN to otherwise obtain such services or property directly from the third-party vendor to minimize such additional Taxes.

9.8. ADDITIONAL TAX CONTESTS. If AMERICAN receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that TSG would be responsible for paying pursuant to Section "9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," AMERICAN shall promptly send Notice to TSG of such notice, and shall, if TSG requests, timely contest, or if TSG so elects permit TSG to contest, such proposed Tax, at TSG's expense and in a forum and with counsel selected by TSG and reasonably acceptable to AMERICAN, until such assessment has been upheld by the decision of an appellate court; provided, however, that prior to any judicial contest AMERICAN may require (as a condition to such judicial contest) a letter from counsel selected by TSG and reasonably acceptable to AMERICAN that there is a reasonable tax basis for such contest. Any Notice given to a Party under this Section 9.8 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2. ADDRESSES," and such Notice must be given no fewer than five Business Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. AMERICAN may compromise, settle, or resolve a Tax contest under this Section
9.8 without TSG's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if AMERICAN waives its indemnity rights under this Article IX -- Transfer and Property Taxes with respect to the Taxes being contested. Otherwise, AMERICAN may not compromise, settle, or resolve the Tax contest without TSG's Consent.

9.9. NO OTHER TAX INDEMNITY. This Article IX contains the exclusive allocations pursuant to this Agreement of responsibilities between, and indemnification obligations of, the Parties regarding Taxes. For the avoidance of doubt, the Parties intend that Article XX -- Indemnification does not apply to Taxes.

9.10. TAXES AND DISPUTE RESOLUTION. Except as specified in Subsection D of Section "9.5. REFUNDS," Disputes between the Parties concerning this Article IX are subject to the Dispute Resolution Procedure, except that Disputes as to the amount of Tax, if any, owed to a taxing authority (including Disputes between a Party and a taxing authority) may be





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                                                                       page   31
resolved by any appropriate administrative or legal procedure available to a Party or the Parties under this Agreement apart from the Dispute Resolution Procedure.

9.11. AMERICAN'S PARTICIPATION IN THE OKLAHOMA QUALITY JOBS PROGRAM. TSG acknowledges that AMERICAN may receive significant incentive payments over the next ten years from the State of Oklahoma in return for participation in the State's Quality Jobs Program. Under AMERICAN's agreement with the State (accepted October 26, 1995), AMERICAN must maintain a certain number of full-time positions in Oklahoma, which number may include any jobs transferred by AMERICAN to another company (such as TSG). TSG agrees it will cooperate with requests by AMERICAN to track all positions transferred to it by AMERICAN and will supply any information requested by AMERICAN for AMERICAN's compliance obligations under the Quality Jobs Program. TSG will also permit the Oklahoma Tax Commission and Oklahoma Employment Security Commission to audit TSG records for purposes of checking compliance under the Program. To the extent not otherwise covered under this Agreement, TSG assumes no obligation for reduced or eliminated benefits under the Quality Jobs Program suffered by AMERICAN in the event TSG's full time positions in Oklahoma are reduced; however, TSG agrees it will provide AMERICAN Notice of a reduction in TSG's employment in Oklahoma to a level below 1,500 full-time positions, and TSG will cooperate with AMERICAN in an effort to avoid any loss in AMERICAN's entitlement to benefits under the Quality Jobs Program as the result of any such reduction. If, while AMERICAN is participating in the Quality Jobs Program, a governmental incentive program is introduced in Oklahoma for which TSG could claim benefits, but AMERICAN's counting TSG positions to claim benefits under the Quality Jobs Program prevents TSG from counting those same TSG positions in order to claim benefits under such new incentive program, then the Parties shall proceed as follows:

          A. The Parties shall determine whether the greatest aggregate estimated benefits would result from:

                 (1) The separate participation of both Parties in the new incentive program (without AMERICAN's counting any TSG positions),

                 (2) AMERICAN's continued participation in the Quality Jobs Program (with AMERICAN's continuing to count the TSG positions),

                 (3) Only AMERICAN's participation in the new incentive program (without its counting any TSG positions), or

                 (4) Only TSG's participation in the new incentive program.





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
         The Parties agree that one or both of them shall pursue the participation in the program or programs that would result in the greatest aggregate estimated benefits (without regard to the allocation of those benefits between the Parties).

         B. If the Parties determine that only one of them should participate, as described in one of Subsections A(2) through A(4) of this Section 9.11, then the Parties shall share in the benefits of that participation in the Quality Jobs Program or the new incentive program as follows:

                 (1) AMERICAN's share of the benefits shall be in the ratio of (a) the estimated benefit to AMERICAN of either its participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, over (b) the aggregate estimated benefits would result from the sum of
                 (i) AMERICAN's participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, and (ii) TSG's participation in the new incentive program.

                 (2)      TSG's share of the benefits shall be in the ratio of
                 (a) the estimated benefit to TSG of its participation in the new incentive program, over (b) the aggregate estimated benefits would result from the sum of (i) AMERICAN's participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, and (ii) TSG's participation in the new incentive program.

         The estimated benefit to AMERICAN of its continued participation in the Quality Jobs Program shall be calculated assuming AMERICAN continues to count the TSG positions.


                         Article X - Ownership of Data

10.1. OWNERSHIP OF DATA. The AG Data is the exclusive property of the Airline Group. AG Customer Data is the exclusive property of an AG Customer and/or the Airline Group, as determined by such agreements as the Airline Group may have with such AG Customer and is deemed proprietary. Data about which there is an ambiguity as to ownership shall be treated as AG Data and subject to the provisions of this Agreement until its ownership is resolved in accordance with Article XXIII -- Dispute Resolution. This Agreement does not purport to address the ownership of any data other than AG Data or AG Customer Data.

10.2. USE OF DATA. TSG shall use the AG Data and the AG Customer Data only in providing services pursuant to this Agreement. Except as otherwise expressly agreed in writing, TSG shall not and shall not attempt to sell, license, provide, disclose, use, pledge,





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                                                                       page   33
hypothecate, and/or in any other way transfer the AG Data or the AG Customer Data. All such attempts shall be void and without legal effect. With
AMERICAN's Consent, TSG may use the AG Data or AG Customer Data for such other purposes and for such compensation as AMERICAN and TSG may agree in writing.

10.3. RISK OF DATA LOSS. When AG Data or AG Customer Data is in TSG's possession or under TSG's control and an event occurs that prevents or hinders the access to or reliable use of such data, TSG shall cure and re-create or restore such data as quickly as the Airline Group needs such data in its operations.

         A. Such re-creation or restoration shall be at [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         B. Where re-creation or restoration of such data is at the Airline Group's expense, TSG shall obtain the Airline Group's Consent before performing such re-creation or restoration that will incur Fees greater than $5,000 (five thousand dollars).

10.4. DATA SECURITY. TSG shall maintain safeguards for protecting against the loss and disclosure of the AG Data and AG Customer Data no less rigorous than such safeguards as are in effect on the Effective Date. Such safeguards include, the safeguards described in TSG's existing reference materials. The Airline Group shall safeguard all data owned by TSG in the Airline Group's possession.

10.5. COPIES OF DATA FOR THE AIRLINE GROUP. Upon written request to TSG, TSG shall provide a copy of all or a portion of AG Data and AG Customer Data, as requested by AMERICAN, on such media as requested by AMERICAN. TSG's providing such data is a service within the scope of the TSG Services and is at the Airline Group's expense. TSG shall never refuse for any reason, including the Airline Group's material breach of this Agreement, to provide the Airline Group with copies of the AG Data and AG Customer Data in accordance with this
Section 10.5. TSG hereby expressly agrees that the Airline Group may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 10.5.

10.6. MEDIA CONTAINING DATA. As between the Airline Group and TSG, the Airline Group is the exclusive owner of all AG Data and all AG Customer Data recorded on any media irrespective of which party owns the media.





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                                                                       page   34

                        Article XI -- Software Ownership

11.1. OWNERSHIP OF NEW SOFTWARE. TSG and the Airline Group intend that their respective contributions to all software developed by means of the TSG Services or the New/Out-of-scope Services performed by TSG after the Effective Date be merged into inseparable or interdependent parts of a unitary whole as a joint work; and consequently, that all such software is Jointly Owned Software.

11.2. RIGHTS IN JOINTLY OWNED SOFTWARE. TSG and the Airline Group agree that their respective rights in and to the Jointly Owned Software are subject to the limitations of this Section 11.2. For the avoidance of doubt, unless otherwise expressly provided in this Agreement, neither Party shall have any obligation to pay the other Party any royalty, fee, or other compensation for exercising rights with respect to the Jointly Owned Software.

         A. The Airline Group may not license, sublicense, market, disclose, modify, prepare Derivative Works, transfer, or otherwise commercially exploit the Jointly Owned Software without TSG's Consent, except as expressly provided in the following:

                 (1) While this Agreement is in effect, the Airline Group and its Affiliates may use and possess the Jointly Owned Software as follows:

                          a. Subject to Section "3.10. EXCLUSIVITY," the Airline Group and its Affiliates may use and possess the Jointly Owned Software for their own internal use, including use in their air transportation business.

                          b. The Airline Group may use the Jointly Owned Software in accordance with Article XII -- Marketing and Related Rights.

                          c. The Airline Group may disclose, display, distribute, or license the executable code of Jointly Owned Software at no charge (other than for shipping, handling, or investment cost recovery) to customers and prospective customers of its air transportation business for the purposes of increasing the Airline Group's air transportation revenue.

                          d. The Airline Group may disclose the Jointly Owned Software to software developers that the Airline Group is permitted under this Agreement to engage, subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

                          e. The Airline Group shall obtain TSG's Consent prior to displaying Jointly Owned Software to a potential TSG Customer of such software who or which has expressed an interest in licensing such software.





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
                 (2) Upon the Expiration or termination of this Agreement, the Airline Group and its Affiliates may use and possess the Jointly Owned Software as follows:

                          a. The Airline Group and its Affiliates may use and possess the Jointly Owned Software for their own internal use, including use in their air transportation business.

                          b. The Airline Group may use and possess the Jointly Owned Software in accordance with the Section "12.5. MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

                          c. The Airline Group may disclose, display, distribute, or license the executable code of Jointly Owned Software at no charge (other than for shipping, handling, or investment cost recovery) to customers and prospective customers of its air transportation business for the purposes of increasing the Airline Group's air transportation revenue.

                          d. The Airline Group and its Affiliates may modify the Jointly Owned Software and prepare Derivative Works of Jointly Owned Software for their internal use, including use in their air transportation business, and may engage another entity to modify or prepare Derivative Works on behalf of the Airline Group and its Affiliates solely for such internal use.

                          e. The Airline Group and its Affiliates may engage another entity to operate the Jointly Owned Software for the Airline Group's and its Affiliates' internal use, including use in their air transportation business.

                          f. The Airline Group shall obtain TSG's Consent prior to displaying Jointly Owned Software to a potential TSG Customer of such software who or which has expressed an interest in licensing such software.

                 (3) The Airline Group and its Affiliates possess the same rights in Derivative Works of Jointly Owned Software, prepared by the Airline Group or its Affiliates, or on their behalf, as the Airline Group possesses in the Jointly Owned Software on which the Derivative Work is based.

         B. The rights of TSG in and to the Jointly Owned Software are limited only as follows:

                 (1) The Airline Group and its Affiliates may use and possess the Jointly Owned Software in accordance with Subsection A of this Section 11.2.





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
                 (2) In accordance with Section "11.4. OFFSET OF FEES," TSG shall reduce the Fees payable by AMERICAN.

                 (3) In accordance with Section "11.5. ROYALTY AFTER EXPIRATION OR TERMINATION," TSG shall pay AMERICAN a royalty.

                 (4) For such entities that AMERICAN identifies in writing to TSG, TSG shall license the Jointly Owned Software on terms and conditions that are substantially similar to such terms and conditions as TSG licenses other comparable software and for a commercially reasonable fee.

11.3. PROTECTION OF SOFTWARE RIGHTS AGAINST THIRD PARTIES. If any Party shall become aware of any infringement or misappropriation by any third party of the Transferred Software, the Jointly Owned Software, or the TSG Owned Software, it shall promptly give Notice to the other Party of such infringement or misappropriation.

         A. TSG, may, at its own expense, institute suit against such third party and the Airline Group shall fully cooperate with TSG to enjoin such infringement or misappropriation and shall, if requested by TSG, join with TSG as a party to any action brought by TSG for such purpose. [The Parties intend that TSG bear all expenses connected with such suit and that the Airline Group bear such expenses; provided, however, that if the Airline Group desires to retain its own counsel, it shall do so at its own cost and expense; and provided, further, that either Party may, in its sole discretion, upon Notice to the other Party, choose not to bear any further expense of such suit.]

         B. If TSG, does not institute suit against such third party before the earlier of 120 days after receiving Notice of such infringement or misappropriation or 30 days prior to the expiration of the statute of limitations, then AMERICAN may, at its expense, institute suit against such third party, and TSG shall fully cooperate with AMERICAN to enjoin such infringement or misappropriation and if reasonably necessary, shall, if requested, join with AMERICAN as a party to any action brought by AMERICAN for such purpose. AMERICAN shall bear all expenses connected with such suit, provided, however, that if TSG desires to retain its own counsel, it shall do so at its own cost and expense.

         C. Any recovery as a result of any suit pursuant to this Section 11.3 shall belong to a Party in the same percentage as such Party bore the expense of such suit; excluding, however, a Party's cost and expense in retaining its own counsel when such Party did not institute such suit.





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
11.4. OFFSET OF FEES. So long as this Agreement is in effect, TSG shall retain all license fees and other compensation that TSG receives arising out of the Jointly Owned Software; provided, however, that in accordance with this
Section 11.4, TSG shall offset the Fees otherwise payable to TSG by AMERICAN until, [for a specific application that is a Derivative Work of Jointly Owned Software, more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of its program instructions are original materials funded by one or more entities other than the Airline Group.]

         A. TSG shall use reasonable efforts to establish and obtain license fees from third parties for the Jointly Owned Software that are commensurate with the license fees charged by third parties for comparable software.

         B. For all Jointly Owned Software, solely funded by the Airline Group, and other than Enhancements, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of the TSG Software Income; provided, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         C. In the case of all Enhancements other than Shared Host Enhancements, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of the TSG Software Income; provided, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         D. Except for Airport Check-in System, if a TSG multi-host customer (other than the Airline Group) will receive use of a Shared Host Enhancement/Development, TSG shall offset the Fees by an amount equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





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
         E. If TSG does not offset the Fees charged to AMERICAN by the amount of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] described Subsection D of this Section 11.4, then AMERICAN may pay TSG to Code Out such other TSG multi-host customer and such customer may not use such Shared Host Enhancement/Development. If the Airline Group chooses not to Code Out a TSG customer and if TSG has received incremental revenue for such customer's use of a Shared Host Enhancement/Development, then TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to such incremental revenue up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] that would have been due under Subsection D of this Section 11.4.

         F. The Fees for TSG's Code Out are within the scope of TSG Services and AMERICAN shall pay the Fees incurred for such services; provided, however, if TSG later distributes or uses such Shared Host Enhancement/Development for TSG Customers for which TSG has not offset the Fees charged to AMERICAN by the amount of such customer's pro rata share described in Subsection D above, TSG shall refund the Fees incurred by AMERICAN to Code Out and TSG shall offset the Fees in accordance with Subsection D of this Section 11.4.

11.5. ROYALTY AFTER EXPIRATION OR TERMINATION. After the Expiration or termination of this Agreement, for all Jointly Owned Software that was, at the time of its writing, funded solely by the Airline Group, and until, for a specific application that is a Derivative Work of Jointly Owned Software, more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of its program instructions are original materials funded by one or more entities other than the Airline Group, TSG shall pay AMERICAN a royalty equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]of the TSG Software Income; provided, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

11.6. COPIES OF SOFTWARE FOR AMERICAN. Upon written request to TSG, TSG shall provide a copy of all or a portion of Jointly Owned Software and Documentation as requested by AMERICAN, on such media as requested by AMERICAN. TSG's providing such software is a service within the scope of the TSG Services and is at AMERICAN's expense. TSG shall never refuse for any reason, including AMERICAN's material breach of this Agreement, to provide AMERICAN with copies of such software in accordance with this Section 11.6. TSG hereby expressly agrees that AMERICAN may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 11.6.

11.7. JOINTLY USED AND FUNDED SOFTWARE. For certain software that TSG uses to provide services to TSG and/or TSG Customers and to AMERICAN, AMERICAN and TSG shall continue to jointly fund Development and Enhancements as TSG's predecessor and





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
AMERICAN did prior to the Effective Date. The process of allocating AMERICAN's and TSG's relative share of the cost shall remain as such process existed on the Effective Date with the intent of reflecting the relative value to each Party. TSG and AMERICAN shall, prior to the commencement of development, negotiate an offset to the Fees, if any, for TSG's distribution or use of such software and a royalty percentage, if any, for such distribution or use of such software to be payable upon and after the Expiration Date or the Termination Date provided; however, no such offset or royalty shall be due to the Airline Group for any application that is a Derivative Work of such software once more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of its program instructions are original materials funded by one or more entities other than the Airline Group.


                  Article XII -- Marketing and Related Rights

12.1. SERVICES PROVIDED BY THE AIRLINE GROUP TO ITS CUSTOMERS. In accordance with this Article, the Airline Group may require TSG to perform TSG Services for the Airline Group to enable the Airline Group to provide services to AG Customers.

12.2. THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS. Unless otherwise expressly specified in this Section 12.2, the Airline Group may provide the AG Mixed Services without TSG's consent, and such incremental use of TSG Services as may be used by the Airline Group and/or AG Customers shall be charged to the Airline Group at the Current Rates in accordance with the Rate and Reset Schedule, except as expressly described in this Section 12.2.

         A. The Airline Group may provide Operations Mixed Services to AG Customers.

         B. Subject to Section "12.3. FORMER TSG PROSPECTS," the Airline Group may provide Alliance Mixed Services to AG Customers.

         C. If TSG incurs reasonable, necessary, and Extraordinary Costs for establishing the Airline Group's ability to provide Alliance Mixed Services to a specific AG Customer and such costs will result in a lower profit margin to TSG than would have occurred if the additional volume or services were provided for the Airline Group's own use with the then current TSG facilities, the Airline Group shall reimburse TSG for such costs; provided, however, that TSG has given the Airline Group Notice in advance of incurring such costs.

         D. The Airline Group may provide Other Mixed Services to AG Customers in accordance with the following:





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
          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                          a. If TSG and the Airline Group do not agree within ten Business Days of commencing such negotiations, TSG and the Airline Group shall each state in writing its position concerning the AG Other Mixed Services Costs and proceed in accordance with Article XXIII--Dispute Resolution; provided, however, that the sole question for the arbitrator(s) to determine is which Party's position concerning the AG Other Mixed Services Costs to accept.

                          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                          [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         E. Provided, however, the Airline Group may provide Other Mixed Services without TSG's consent, as follows:

                 (1) If the AG Other Mixed Services Costs for such services do not exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the AG Other Mixed Services Fees for such services; and

                 (2) The AG Other Mixed Services Fees are reasonably anticipated as not exceeding [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] per year per AG Customer.

12.3. FORMER TSG PROSPECTS. If at any time any member of the Airline Group agrees in writing to provide Alliance Mixed Services to an entity that has expressed serious interest in acquiring a software license or services from TSG and TSG has provided to such entity a written proposal to provide similar software or services and such entity continues to be a





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                                                                       page   41
realistic opportunity for TSG, as demonstrated by TSG's active marketing efforts, except that such entity's agreement with AMERICAN obviates its need to acquire software or services from TSG, AMERICAN and TSG shall negotiate appropriate compensation, considering the circumstances, that AMERICAN shall pay to TSG.

12.4. EXISTING ALLIANCES. Nothing in this Agreement is intended to modify the Parties' pre-existing rights or obligations in existing agreements concerning services substantially similar to AG Mixed Services, as the Airline Group may have in effect on the Effective Date.

12.5. MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION. After the Termination Date or the Expiration Date, subject to Section "11.2. RIGHTS IN JOINTLY OWNED SOFTWARE," the Airline Group may use TSG Operated Software to provide services to AG Customers in accordance with this Section 12.5. Except as expressly provided otherwise in this Section 12.5, the Airline Group may use the TSG Operated Software to provide AG Mixed Services without payment to TSG of any compensation, including license fees and royalties.

         A. The Airline Group may use the TSG Operated Software, subject to receiving any necessary consents from the licensors of the Transferred Third Party Software and the Other Third Party Software.

         B. For four years after the Termination Date or Expiration Date, the provisions of Section "12.3. FORMER TSG PROSPECTS" shall remain in effect, except if there is Termination For Cause by AMERICAN, in which event TSG shall be due no compensation pursuant to Section "12.3. FORMER TSG PROSPECTS."

         C. In circumstances where the Airline Group would not have been permitted to provide AG Mixed Services under Subsection D(2) of Section "12.2. THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS" before the Termination Date or the Expiration Date, the Airline Group may use the TSG Operated Software to provide services to AG Customers and shall pay TSG a license fee for the use of such software until, for a specific application that is a Derivative Work of such software, more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of its program instructions are original materials written by one or more entities other than TSG, as follows:

                 (1) If this Agreement expired in accordance with its term or terminated pursuant to Sections "24.3. TERMINATION FOR A FORCE MAJEURE EVENT," or "24.5. TERMINATION BECAUSE OF ACQUISITION OF TSG," the Airline Group shall pay TSG [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





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
                 (2) In the event of Termination For Cause by AMERICAN, and if a Fair License Fee is [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the AG Other Mixed Services Fees or more, the Airline Group shall pay TSG [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                 (3) Until June 30, 2006, if this Agreement was terminated pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," the Airline Group and TSG shall mutually agree to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                 (4) After June 30, 2006, if this Agreement was terminated pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," the Airline Group shall pay TSG [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         D. To the extent that AMERICAN's use of any of the Transferred Software or the Transferred Third-Party Software to provide AG Mixed Services under this Section 12.5 would constitute the exercise of rights in excess of the Retained Rights, TSG and AMERICAN shall mutually agree to a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] incremental use in excess of the Retained Rights for providing such services to AG Customers.

         E. The Airline Group may enter into an agreement with an AG Customer pursuant to this Section 12.5 prior to the determination of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                        Article XIII -- Non-competition

13.1. SEPARATE NON-COMPETITION AGREEMENT. Commencing on the Effective Date and continuing for specified periods as set forth therein, the members of the Airline Group must comply with the terms of the Non-competition Agreement among AMERICAN, AMR, TSG Corporation, and TSG dated as of the Effective Date, which restricts such members of the Airline Group from providing certain described services to other Persons. Such restrictions do not, however, prohibit the Airline Group's exercise of rights under Article XII -- Marketing and Related Rights.





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                                                                       page   43

                    Article XIV -- Confidential Information

14.1. CONFIDENTIAL INFORMATION. Except as otherwise provided in this Agreement, information gathered or compiled by TSG for AMERICAN is proprietary to AMERICAN and TSG may not sell such information to other Persons. In addition, the following information is Confidential Information, whether acquired under or in connection with this Agreement or obtained in connection with the relationship of the Airline Group and TSG or its subsidiaries or predecessors before the Effective Date:

         A. Information relating to the other Party's business, customers, financial condition, performance, or operations that the other Party treats as confidential or proprietary.

         B. The terms and conditions of this Agreement and all pricing, charges, fees, credits, and invoices connected with this Agreement.

         C. Information concerning any breach under, or any Dispute regarding, this Agreement.

         D. Information that is the confidential information of a third party and disclosed to a Party subject to an obligation of confidentiality.

         E. Any other information, whether in a tangible medium or oral and whether proprietary to the other Party or not, that is marked or clearly identified by the other Party as confidential or proprietary.

         F.  The other Party's trade secrets.

         G.  TSG Highly Confidential Information.

         H. The Parties' conduct, decisions, documents, and negotiations as part of, and the status of, any Dispute resolution proceedings under the Dispute Resolution Procedure.

Though the Airline Group's Confidential Information includes the Jointly Owned Software and the Transferred Software, the Airline Group consents to TSG's disclosure and use of such Jointly Owned Software and Transferred Software, subject to any such protections or assurances against disclosure for the benefit of TSG as TSG may use or effect for its own Confidential Information. Each of the American Related Entities shall have the same rights and benefits, and the same duties and obligations, as AMERICAN (as a "Party") has in this
Article XIV.

14.2. EXCLUDED INFORMATION. The following information is not considered Confidential Information to the extent that the information:





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
         A. Is or becomes publicly available or available in the industry other than as a result of any breach of this Agreement or of any other duty of that Party;

         B. Is or becomes available to that Party from a source that, to that Party's knowledge, is lawfully in possession of that information and is not subject to a duty of confidentiality, whether to the other Party or another Person, violated by that disclosure; or

         C. Is independently developed without reference to the Confidential Information.

14.3. USE OF CONFIDENTIAL INFORMATION. Except as expressly permitted by this Agreement, all Confidential Information shall be held and protected by the recipient in strict confidence, shall be used by the recipient only as required to render performance or to exercise rights and remedies under this Agreement, and shall not be disclosed to any other Person.

14.4. STANDARD OF CARE. Each Party shall use at least the same degree of care in maintaining the confidentiality of the Confidential Information as that Party uses with respect to its own proprietary or confidential information, and in no event less than reasonable care.

14.5. PERMITTED DISCLOSURES. A Party may disclose Confidential Information to its officers, directors, employees, legal representatives, accountants, or tax advisors, on a need-to-know basis, in order to give effect to this Agreement. Each Party must inform each such Person to whom any Confidential Information is so communicated of the duty of confidentiality regarding that information under this Agreement and impose on that Person the obligation to comply with this Article XIV regarding the Confidential Information.

14.6. REQUIRED DISCLOSURES. Each Party may disclose Confidential Information in response to a request for disclosure by a court or another Governmental Authority, including a subpoena, court order, or audit-related request by a taxing authority, if that Party:

         A. Promptly notifies the other Party of the terms and the circumstances of that request;

         B. Consults with the other Party, and cooperates with the other Party's reasonable requests to resist or narrow that request;

         C. Furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, that Party is legally compelled to disclose; and

         D. Uses reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.





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
A Party need not comply with these conditions to disclosure, however, to the extent that the request or order of the Governmental Authority in effect prohibits that compliance. A Party may also disclose Confidential Information without complying with these conditions to the extent that the Party is otherwise legally obligated to do so (including for the purposes of complying with applicable securities laws), as confirmed by advice of competent and knowledgeable legal counsel. Further, a Party may disclose Confidential Information, without complying with these conditions, (i) in connection with a tax audit to representatives of a taxing authority or (ii) in connection with a tax contest in which that Party uses reasonable efforts to assure that confidential treatment will be accorded the information disclosed.

14.7. TITLE TO INFORMATION. The Confidential Information disclosed by one Party to the other Party shall remain the property of the disclosing Party, and nothing in this Article XIV grants or confers any ownership rights in any of that information to the other Party.

14.8. CONFIDENTIALITY AND THIRD PARTIES. If AMERICAN selects a third party to perform software audit services pursuant to Section "5.11. AUDITING CODE EFFICIENCY," and/or other services, including maintenance services, enhancement services, or development services, and such third party will obtain access to TSG Highly Confidential Information, AMERICAN must obtain TSG's Consent.

         A.      Nevertheless, except as provided in Subsection B of this
         Section 14.8, if TSG can demonstrate that such third party is then a competitor of TSG in the development or marketing of any software product having functionality substantially similar to the software to which that third party will obtain access, or is likely to become such a competitor within two years, then TSG's Consent shall be at its sole discretion.

         B.      TSG may not unreasonably withhold its Consent, however:

                 (1) As to every third party that is capable or competent to perform and that has bid, or expressed a willingness, to perform at or near the same price as any third party to which TSG has withheld its Consent in accordance with Subsection A of this Section 14.8; or

                 (2) When such Consent is necessary to enable the Airline Group to enter into an operating or marketing alliance or any other marketing relationship that is intended to increase the Airline Group's passenger or cargo revenue.

         C. Third parties, including Successor Providers, to which TSG's Confidential Information is to be disclosed or with access to TSG's Confidential Information, other than TSG Highly Confidential Information, shall first execute a non-disclosure/confidentiality agreement substantially in the form of Exhibit J: Non-disclosure/Confidentiality Agreement.





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                                                                       page   46

         D. Third parties, including Successor Providers, to which TSG Highly Confidential Information is to be disclosed or with access to TSG Highly Confidential Information shall first execute a non-disclosure/non- competition agreement substantially in the form of Exhibit N: Non-disclosure/Non-competition Agreement.

14.9. IRREPARABLE HARM. The Parties acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each Party therefore agrees that the other Party shall have the right, afforded in Section B.4(b) of Exhibit M: Dispute Resolution Appendix, to apply to any court of competent jurisdiction for a temporary or provisional order restraining any breach or impending breach of this Article XIV. This right shall be in addition to any other remedy available under this Agreement.

14.10. GENERAL KNOWLEDGE. Each Party understands that the other Party may enhance its generalized knowledge and experience while this Agreement is in effect and that the other Party may already possess or hereafter obtain concepts, data, discoveries, ideas, information, inventions, know-how, knowledge, methodologies, processes, products, skills, techniques or other work product, whether or not patentable, that are generally similar to Confidential Information it may receive under this Agreement. This Agreement shall not be interpreted as limiting such other Party's rights to develop, disclose, display, market, obtain, own, publish, provide, release, sell, transfer, or use, in any manner whatsoever, any such generalized knowledge and experience or any such concepts; provided, however, that such other Party shall in all events comply with the preceding Sections of this Article XIV.

14.11. CONFIDENTIALITY AND BENCHMARKING. Nothing in this Article XIV precludes the Airline Group from disclosing (subject to an appropriate nondisclosure agreement) their business requirements, including services, service level requirements, geographic location data, and resource consumption, to the Benchmark Providers or prospective Benchmark Providers or to any other Person in connection with an RFP or RFQ permitted by this Agreement. Such disclosure may not include, however, any code or detailed descriptions of functionality of any TSG Operated Software or descriptions of the service level performance of TSG under this Agreement.

14.12. RESEARCH. If any TSG Service creates patentable subject matter other than software, TSG, at its sole expense, may seek patent protection, and shall own whatever patents may issue, for such patentable subject matter. Until Expiration or termination of this Agreement, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of revenue TSG receives for the licensing, sale, and third-party use of such patents for the duration of such patents and any renewals. After Expiration or termination of this Agreement, TSG shall pay AMERICAN a royalty of twenty percent of revenue TSG receives for the licensing, sale, or third-party use of such patents for the duration of such patents and any renewals.





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
                             Article XV -- Security

15.1. SECURITY IN GENERAL. TSG shall provide security for the AG Data and AG Customer Data in accordance with Section "10.4. DATA SECURITY." TSG shall provide physical and electronic security for the TSG Services no less rigorous than such physical and electronic security as are in effect on the Effective Date.


              Article XVI -- Key Employees and Related Provisions

16.1. DESIGNATION OF KEY EMPLOYEES. In accordance with this Section 16.1, AMERICAN and TSG shall designate the Key Employees.

         A. TSG and AMERICAN may designate as Key Employees up to twenty percent of the total number of full-time TSG employees assigned to provide services to AMERICAN. The parties anticipate that the maximum number of Key Employees will be approximately [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] upon the Effective Date.

         B. At the commencement of each New/Out-of-scope Services, Development, and significant Enhancement project to be performed by TSG, TSG and AMERICAN shall agree as to the personnel who are designated as Key Employees for the duration of such projects or phases of such projects.

         C. A TSG employee performing Maintenance may be mutually designated as a Key Employee for a period of twenty- four consecutive months. Without AMERICAN's consent, TSG may remove a Key Employee who provides Maintenance and who has been on the Key Employee List for more than twenty-four consecutive months, but TSG must promptly provide a replacement TSG employee who has suitable training and skills and who is designated as a Key Employee.

         D. Each year during the budgeting process for determining maintenance fees, the parties determine the Key Employees for the maintenance of each Application. No more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the employees providing maintenance for such Application may be designated as a Key Employees, except when fewer than 10 employees are providing maintenance for such Application; in which case there may be up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] employees designated as Key Employees.

         E. AMERICAN and TSG shall meet quarterly to revise the Key Employee List. TSG and AMERICAN must mutually agree in writing before a TSG employee is designated a Key Employee.

         F. TSG may request that an employee be removed from the Key Employee List prior to the end of the twenty-four month period if:





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
                 (1) The removal of the employee from the Key Employee List would not materially adversely affect the services that the Key Employee was providing to the Airline Group.

                 (2) TSG can promptly provide the Airline Group with a replacement employee to be added to the Key Employee List who has suitable training and skills.

                 (3) AMERICAN retains the right of final approval, which shall not be unreasonably withheld, over all changes to the Key Employee List pursuant to this Subsection F.

         G.  If TSG removes a Key Employee pursuant to Subsection F of this
         Section 16.1 and such removal directly or indirectly causes any significant service problems, including project delays, project overruns, programming errors, or service performance degradation, TSG shall promptly commence correcting such service problems, including, if necessary, replacing the new Key Employee.

         H. TSG shall use reasonable efforts to promptly replace a Key Employee who ceases full-time employment at TSG for any reason, including such employee's resignation, leave of absence, termination, disability, or death, with another employee who possesses skills adequate to perform the duties of such Key Employee. At the next meeting between the Account Managers, the Parties shall mutually agree whether anyone, and if so who, will be added to the Key Employee List.

16.2. RESTRICTIONS CONCERNING KEY EMPLOYEES. TSG hereby agrees to the restrictions described in this Section 16.2 for Key Employees.

         A. Key Employees must dedicate a minimum of 80% of their billable time to providing services for AMERICAN's benefit.

         B. TSG may not transfer a Key Employee from one project to another project without AMERICAN's Consent.

         C. TSG may not materially change the job description of a Key Employee without AMERICAN's Consent.

16.3. REMOVAL OF PERSONNEL. In the event that AMERICAN reasonably and in good faith determines that the continued assignment by TSG of any Account Manager or any employee to the performance of TSG Services is adversely affecting the interests of AMERICAN, then the Airline Group's CIO will send TSG's President (in the case of the Account Manager's performance) or the Account Manager (in the case of any other employee's performance) written notice thereof, specifying the reasons therefor and requesting that the Account Manager or employee be replaced. Promptly after its receipt of such a request by AMERICAN, TSG shall investigate the matters stated in the request consistent with TSG's human resources policies. The affected individual will be subject to an evaluation





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
period consistent with TSG's human resources policies for a period of four months for the Account Manager and three months for other employees, during which period the individual may correct such problems. During such period TSG shall use efforts consistent with its personnel policies to improve such individual's performance; if unsuccessful, TSG shall use reasonable efforts to replace such employee with a person of suitable ability and qualifications if such problems are not corrected within such period.


                 Article XVII -- Non-solicitation of Employees

17.1. NON-SOLICITATION OF EMPLOYEES. Except as stated in this Section 17.1, while this Agreement is in effect and for a period of two years thereafter, neither Party may recruit or hire the employees or Independent Contractors engaged by the other Party, whether as employees or Independent Contractors, without the Consent of the other Party.

         A. AMERICAN may recruit and hire TSG's employees and TSG's Independent Contractors who previously worked for AMERICAN in a capacity other than providing services substantially similar to the TSG Services and other than providing operations research services to AMERICAN; provided, however, that AMERICAN first gives TSG two months' Notice when AMERICAN intends to hire a TSG employee designated as a Level 5 employee or below and three months' Notice when AMERICAN intends to hire a Level 6 employee or above.

         B. TSG may recruit and hire AMERICAN's employees and AMERICAN's Independent Contractors who previously worked for a division of AMERICAN that became TSG or a predecessor of TSG; provided, however, that TSG first gives AMERICAN two months' Notice when TSG intends to hire an AMERICAN employee designated as a Level 5 employee or below and three months' Notice when TSG intends to hire a Level 6 employee or above.

         C. In the event of Expiration or termination for any reason, except for termination pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals.

         D. In the event of termination pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," and provided AMERICAN obtains TSG's Consent, which may be withheld in TSG's sole discretion, AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals; provided, however, that if TSG does not consent to the hiring of such employee or Independent Contractor, the cost for such person shall be excluded from the Wind-down Costs.





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
         E. If an employee's employment or an Independent Contractor's engagement with a Party terminates, then without the Consent of such Party, the other Party may not recruit, hire, or engage such former employee or Independent Contractor, whether as an employee or Independent Contractor, for a period of twelve months after the date of termination of such employee's employment or such Independent Contractor's engagement.


                     Article XVIII -- Parties' Relationship

18.1. INDEPENDENT PARTIES. The Parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the Parties. Neither Party may create or incur any liability or obligation for or on behalf of the other Party, except as described in this Agreement. This Agreement does not restrict TSG from providing or rendering any services, including services like the TSG Services, to any other Person; nothing in this Agreement, however, gives TSG the right to provide or render any services in violation of any other agreement entered into by the Parties.

18.2. ADVERTISING. While this Agreement is in effect, TSG has exclusive right to advertise both as the "preferred provider" of information technology services to AMERICAN and as possessing a "strategic relationship" with AMERICAN; provided, that the TSG Services are more than 50% of all the services AMERICAN receives that are similar to the TSG Services; and provided further, that the Airline Group may endorse a third-party provider as the "preferred provider" of a particular service that is not (and need not be) provided by TSG. Nothing in this Section shall be construed as permitting TSG to use any trademark or service mark of AMERICAN without AMERICAN's Consent, which AMERICAN may give in its sole discretion.

18.3. AUTHORITY OF ACCOUNT MANAGERS AND OTHERS. Except as expressly authorized in this Section 18.3, only an officer of a Party may bind that Party.

         A. TSG and AMERICAN may change Account Managers upon notice to the other; provided, however, that TSG's appointment of an Account Manager is subject to AMERICAN's Consent.

         B. AMERICAN and TSG agree that the Account Managers shall serve as the general points of contact between the parties.

         C.  The Airline Group's CIO has the following authority:

                 (1) The Airline Group's CIO may bind AMERICAN to an agreement with TSG to perform any service for which there is a charge, and such agreement must be in writing;





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                 (2)  [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

                 (3) The Airline Group's CIO shall submit a list of AMERICAN employees that may bind AMERICAN to an agreement with TSG to perform any TSG Services or New/Out-of-scope Services; and until the Airline Group's CIO provides such list to TSG, AMERICAN shall not claim that an AMERICAN employee lacked the authority to authorize work.


                           Article XIX -- Warranties

19.1. MUTUAL WARRANTIES. Each Party warrants and represents to the other Party as follows:

         A. That it has the requisite corporate authority to enter into and perform this Agreement;

         B. That its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;

         C.  That this Agreement is enforceable against it; and

         D. That it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

         E. Provisions to the contrary notwithstanding, nothing in this Agreement shall be construed as a warranty by either party concerning the Transferred Software or the Transferred Third Party Software.

19.2.    TSG'S WARRANTIES.  TSG hereby warrants and represents as follows:

         A. That it has all requisite authority to use any software that it has obtained after the Effective Date to provide the TSG Services and the New/Out-of-scope Services;

         B. That none of the software that it develops to provide the TSG Services will wilfully infringe the patent, infringe the copyright, or misappropriate the trade secrets of another;

         C. That a substantial part of the incentive compensation of TSG employees for whom a significant portion of work consists of performing TSG Services including, but not limited to, the Key Employees, will depend upon AMERICAN's satisfaction as determined by TSG in accordance with Section "5.12. ANNUAL SURVEY."





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19.3.    AMERICAN'S WARRANTIES.  AMERICAN hereby warrants and represents that it possesses all requisite rights and authority to provide any software that it provides to TSG after the Effective Date.


                         Article XX -- Indemnification

20.1. INJURY AND PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Tort Damages resulting from any action or omission of any employee or agent of TSG (including any of TSG's subcontractors) in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of TSG or its employees or agents.

20.2. CUSTOMER INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any customer of TSG, other than any member of the Airline Group or any of its Affiliates, arising out of TSG's rendering or providing any service similar to any of the TSG Services to or for the benefit of that claimant.

20.3. INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim that any item of intellectual property, including software or software specifications, provided under this Agreement by TSG, infringes a currently existing United States copyright, misappropriates a trade secret, or wilfully infringes a United States patent.

         A. TSG shall not indemnify any of the Airline Group's Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                 (1) Such Airline Group Indemnitee's misuse or modification of such item,

                 (2) Such Airline Group Indemnitee's failure to use corrections or enhancements made available by TSG,

                 (3) Such Airline Group Indemnitee's use of such item in combination with any product or information not owned, developed, or provided by TSG, except as authorized by TSG,

                 (4) Such Airline Group Indemnitee's distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by TSG, or

                 (5) Any information, direction, specification, or materials provided by such Airline Group Indemnitee or any third party.





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
         B. If any such item is, or in TSG's opinion is likely to be, held to constitute an infringing product, TSG shall, at its expense and option, either:

                 (1) Procure the right for the Airline Group Indemnitee to continue using such item,

                 (2) Replace such item with a non-infringing equivalent item,

                 (3)      Modify such item to make it non-infringing, or

                 (4) Accept return of such item and refund to the Airline Group Indemnitee the Fees paid for such item, less a reasonable amount for the Airline Group Indemnitee's use of such item up to the time of return.

         C. The rights and remedies stated in this Section 20.3 constitute the sole and exclusive remedies of the Airline Group Indemnitees, and TSG's entire liability, with respect to infringement and misappropriation.

20.4. INJURY AND PROPERTY INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Tort Damages resulting from any action or omission of any employee or agent of the Airline Group (other than TSG) in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of any member of the Airline Group or its employees or agents (other than TSG).

20.5. CUSTOMER INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any AG Customer or any of the customers of an AG Customer arising out of the Airline Group's rendering or providing any AG Mixed Services to that AG Customer.

20.6. INTELLECTUAL PROPERTY INDEMNIFICATION BY AMERICAN. American shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim that any item of intellectual property, including software or software specifications, provided under this Agreement by any member of the Airline Group, infringes a currently existing United States copyright, misappropriates a trade secret, or wilfully infringes a United States patent.

         A. American shall not indemnify any of the TSG Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                 (1) Such TSG Indemnitee's misuse or modification of such item,

                 (2) Such TSG Indemnitee's failure to use corrections or enhancements made available by any member of the Airline Group,





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                 (3)      Such TSG Indemnitee's use of such item in combination
                 with any product or information not owned, developed, or provided by any member of the Airline Group, except as authorized by a member of the Airline Group,

                 (4) Such TSG Indemnitee's distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by any member of the Airline Group, or

                 (5) Any information, direction, specification, or materials provided by such TSG Indemnitee or any third party.

         B. If any such item is, or in American's opinion is likely to be, held to constitute an infringing product, American shall, at its expense and option, either:

                 (1) Procure the right for the TSG Indemnitee to continue using such item,

                 (2) Replace such item with a non-infringing equivalent item,

                 (3)      Modify such item to make it non-infringing, or

                 (4) Accept return of such item and refund to the TSG Indemnitee any amount paid for such item, less a reasonable amount for the TSG Indemnitee's use of such item up to the time of return.

         C. The rights and remedies stated in this Section 20.6 constitute the sole and exclusive remedies of the TSG Indemnitees, and American's entire liability, with respect to infringement and misappropriation.

20.7. AIRLINE INCIDENT INDEMNIFICATION. American shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Airline Incident. The Parties intend that the TSG Indemnitees be indemnified notwithstanding any liability that TSG might otherwise have under Section "20.1. INJURY AND PROPERTY INDEMNIFICATION BY TSG" or Section "20.2. CUSTOMER INDEMNIFICATION BY TSG" relating to any Airline Incident.

20.8. SITA INDEMNIFICATION. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses (except as described below in this Section 20.8) that arise or accrue on or after the Effective Date resulting from, arising out of, or relating to AMERICAN's serving as the contracting party under the SITA Agreements. Those Indemnifiable Losses shall:

         A. Include any losses, costs, taxes, claims, liabilities, damages, or causes of action arising from or related to the obligations of payment (including any fees, penalties, or interest for late payment or nonpayment), indemnification obligations, and obligations resulting from the failure to meet the financial minimums under the SITA Agreements.





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         B.      Exclude any losses or damages of the kind described in
         Subsection A of this Section 20.8 related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries (except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries).

20.9. EXPRESS NEGLIGENCE. EACH PARTY EXPRESSLY INTENDS THAT THE OTHER PARTY'S INDEMNITEES BE INDEMNIFIED AGAINST TORT DAMAGES OR INDEMNIFIABLE LOSSES RESULTING FROM, ARISING OUT OF, OR RELATING TO THE ORDINARY NEGLIGENCE OF ANY SUCH INDEMNITEE OR THE JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEES.

20.10. THIRD-PARTY CLAIMS. If an Indemnification Claim is based on a Third-Party Claim:

         A. The Indemnified Party shall give an Indemnification Claim Notice promptly after it receives the Third- Party Claim. The failure of an Indemnified Party to give an Indemnification Claim Notice shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure.

         B. The Indemnifying Party shall be entitled to defend the Third-Party Claim, with its chosen counsel and at its own expense, if
         (1) the Third-Party Claim seeks only monetary relief, and not an injunction or other equitable relief, against the Indemnified Party, and (2) the Indemnifying Party elects to assume, and diligently conducts, that defense. The Indemnifying Party's election to defend must be given by Notice to the Indemnified Party within the Indemnification Response Period. If the Indemnifying Party conducts the defense, the Indemnified Party may participate in that defense with its own counsel and at its own expense.

         C. If the Indemnifying Party does not elect to defend the Third-Party Claim by Notice within the Indemnification Response Period, or if the Indemnifying Party does not diligently conduct the defense, the Indemnified Party shall be entitled, upon further Notice to the Indemnifying Party, to defend the Third-Party Claim on behalf of, and for the account and risk of, the Indemnifying Party (if it is determined that the Indemnifying Party has an indemnification obligation regarding that Indemnification Claim). In this circumstance, the Indemnifying Party may participate in the defense with its own counsel and at its own expense.

         D. If there is a conflict of interest that makes it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party in defending the Third-Party Claim, the Indemnifying Party must pay for separate counsel for the Indemnified Party.





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         E.      The Indemnifying Party defending a Third-Party Claim may
         compromise, settle, or resolve that Third- Party Claim without the Indemnified Party's consent if the compromise, settlement, or resolution involves only the payment of money by the Indemnifying Party (whether on its own behalf or behalf of the Indemnified Party) and the third-party claimant provides the Indemnified Party a release from all liability regarding the Third- Party Claim. Otherwise, the Indemnifying Party may not compromise, settle, or resolve the Third-Party Claim without the Indemnified Party's Consent.

         F. The Indemnifying Party and the Indemnified Party must cooperate with all reasonable requests of the other in defending any Third-Party Claim.

20.11. NON-THIRD-PARTY CLAIMS. A Party's claim, on its behalf or on behalf of its other Indemnitees, that the other Party is liable for indemnification under any of the preceding Sections of this Article XX -- Indemnification based on any event or action other than a Third-Party Claim shall be made by Notice to that other Party. Any Dispute about that claimed liability shall be resolved by the Dispute Resolution Procedure.

                    Article XXI -- Limitations of Liability

21.1. INTENDED ALLOCATION OF RISKS. The allocation of risks between the Parties, and the limitations on the Parties' liabilities and remedies, set forth in this Article XXI and elsewhere in this Agreement are specifically intended by the Parties, as part of their bargain (i.e., part of the consideration for their other respective benefits and obligations) in this Agreement. The Parties acknowledge that they have negotiated, with the advice of legal counsel, such allocation and limitations.

21.2. NEGLIGENCE AND ORDINARY MISTAKES. Except as otherwise expressly provided in this Agreement, [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]. For the avoidance of doubt, nothing in this Section 21.2 affects any liability of a Party for Tort Damages or Indemnifiable Losses under Article XX -- Indemnification.

21.3. EXTRAORDINARY MISTAKES. TSG's liability for any Extraordinary Mistake shall be limited to its obligations described in Sections "5.9. CORRECTION OF PERFORMANCE," "7.9. PERFORMANCE ADJUSTMENT OF FEES" (if an SLA Standard is applicable), and "10.3 RISK OF DATA LOSS." [TEXT OMITTED-CONFIDENTIAL
TREATMENT REQUESTED]. Any act or omission of TSG that is appropriately characterized equally as negligent and as an Extraordinary Mistake shall be deemed an Extraordinary Mistake under this Article XXI. Likewise, any act





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
or omission of TSG that is appropriately characterized equally as grossly negligent and as an Extraordinary Mistake shall be deemed grossly negligent under this Article XXI.

21.4.    [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

21.5. GROSS NEGLIGENCE AND WILLFUL MISCONDUCT. A Party's liability under or relating in any manner to this Agreement for General Damages resulting from that Party's gross negligence or willful misconduct, including any breach of this Agreement by that Party constituting or caused by its gross negligence or willful misconduct, shall be limited as follows:

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

For the avoidance of doubt, nothing in this Section 21.5 affects any liability of a Party for Tort Damages or Indemnifiable Losses under Article XX -- Indemnification.

21.6. LIMITATION ON AMOUNT OF ALL GENERAL DAMAGES. A Party's liability for General Damages other than Consequential Damages and punitive or exemplary damages -- i.e., actual damages -- is not limited except to the extent provided in this Section 21.6. A Party shall have no liability under or relating in any manner to this Agreement for any General Damages (including Consequential Damages, but other than or in addition to any Tort Damages or Indemnifiable Losses under Article XX -- Indemnification or any unpaid Fees) in excess of [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED] per calendar year.

21.7. TIME FOR CLAIMS. A Party may assert or make a claim against the other Party for any breach of this Agreement, or for that other Party's liability under this Agreement (including an Indemnification Claim), only within three years after the breach or other event constituting the basis for that claim occurred, even if not discovered until after that three-year





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period.  Nevertheless, the three-year limit on the time for asserting or making any claim shall not apply to a claim (including an Indemnification Claim) based on a Third-Party Claim.

21.8. WARRANTIES. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party and, to the extent described in this Agreement, the American Related Entities. No Person other than a Party may assert or make a claim based on the other Party's warranties under this Agreement; any claim by any of the American Related Entities must be made by AMERICAN.

21.9. OFFSET. A Party entitled to any payment due from the other Party under this Agreement may offset all or any portion of the amount of that payment against any payment that is due from it to the other Party under this Agreement.

21.10. EQUITABLE RELIEF. To the extent that any monetary relief available under this Agreement is not an adequate remedy for any breach of this Agreement, or upon any breach or impending breach of Article XIV--Confidential Information, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief must be sought through arbitration in accordance with the Dispute Resolution Procedure, except as permitted by Section B.4(b) of the Dispute Resolution Appendix.

21.11. EXCLUSIVE REMEDIES. The remedies described in this Agreement are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of a claim for liability under or relating to this Agreement.

21.12. NONCUMULATIVE REMEDIES. If a particular remedy for a breach of, or the occurrence of any other event described in, this Agreement is specified in this Agreement, that remedy shall be the exclusive remedy upon such a breach or event. Nevertheless, if more than one remedy for such a breach or event is specified in this Agreement, the Party entitled to a remedy must elect or choose between the available remedies, and may not cumulate or exercise multiple remedies, upon such a breach or event. Nevertheless, when there is a deficiency in a service

         A. Not subject to an SLA Standard, the Airline Group is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) requiring that an SLA Standard be established for that service, and (3) if caused by an Extraordinary Mistake, obtaining a credit or repayment of the excess Fees charged or collected by TSG; or

         B. Subject to an SLA Standard, the Airline Group is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) obtaining any applicable Performance Decrease, and (3) if caused by an Extraordinary Mistake, obtaining a credit or repayment of the excess Fees charged or collected by TSG.





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21.13. WAIVER OF REMEDIES.  No forbearance, delay, or indulgence by a Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of, or occurrence of any other event described in, this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of, or occurrence of any other event described in, this Agreement.

21.14. WARRANTY DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NEITHER TSG NOR AMERICAN MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED; AND EACH OF TSG AND AMERICAN HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

21.15. CLAIMS FOR TAXES. Claims for Taxes are subject to Article IX -- Transfer and Property Taxes and not to this Article XXI, except that Sections "21.1. INTENDED ALLOCATION OF RISKS," "21.8. WARRANTIES," "21.9 OFFSET," "21.10. EQUITABLE RELIEF," "21.11. EXCLUSIVE REMEDIES," and "21.13. WAIVER OF REMEDIES" and this Section 21.15 shall apply to claims for Taxes.


              Article XXII -- Force Majeure and Disaster Recovery

22.1. FORCE MAJEURE. If either Party to this Agreement shall be prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder by reason of a Force Majeure Event, then such Party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use its reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay; provided, however, that to the extent that the Force Majeure Event impairs the Airline Group's operations, TSG shall use Extraordinary Efforts. Any party so delayed in its performance shall immediately notify the other by telephone (to be confirmed in writing within five days of the inception of such delay) and shall describe at a reasonable level of detail the circumstances causing such delay. If (i) any of the above-described circumstances prevent, hinder, or delay performance of TSG's operational obligations hereunder, and (ii) as a result thereof, AMERICAN is prevented from conducting a significant portion of AMERICAN's normal business operations, then TSG, with the cooperation and assistance of AMERICAN, shall resume performance of such operational obligations or arrange for AMERICAN to obtain alternative performance of such operational obligations. The cost to AMERICAN of such alternative performance shall not exceed the amount that would have been owed to TSG by AMERICAN under this Agreement as if the TSG were providing the equivalent TSG Services without the prevention, hindrance or delay of performance of TSG's operational obligations under this Agreement.





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
         A. Whenever a Force Majeure Event causes TSG to allocate limited resources among TSG's customers at the affected service locations, AMERICAN shall receive at least the same priority in respect of such allocations as (a) the highest priority that AMERICAN or its affiliates enjoyed prior to the Effective Date and (b) TSG's other commercial customers. Unless otherwise agreed by the Airline Group's CIO, in such events TSG shall restore the following systems in the following order: (1) the Front End Systems, (2) the Flight Operations Systems, (3) the Passenger Services Systems and Fare Pricing Complex and (4) the Commercial Systems.

         B. If a Force Majeure Event, other than one intentionally caused by AMERICAN, causes one or more of the TSG Services designated as a "Critical TSG Service" or "High Risk TSG Service" to be unavailable for productive use, AMERICAN may terminate this Agreement pursuant to Section "24.3 TERMINATION FOR A FORCE MAJEURE EVENT," in accordance with the following:

                 (1) For each TSG Service designated as a "Critical TSG Service" other than CargoSABRE, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if the applicable TSG Service is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                 (2) For the TSG Service known as CargoSABRE, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if Cargo SABRE is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

                 (3) When a Force Majeure Event has caused more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if such TSG Service is not restored, in accordance with its SLA Standard, within [TEXT OMITTED - CONFIDENTIAL
                 TREATMENT REQUESTED] after Force  Majeure Event Commencement.

                 (4) When a Force Majeure Event has caused more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] , but fewer than or equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if such TSG Services are not restored, in accordance with their SLA Standards, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.





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                 (5)  When a Force Majeure Event has caused any, but fewer than
                 [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] , of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement or if the applicable TSG Services are not restored, in accordance with their SLA Standards, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Force Majeure Event Commencement.

22.2. DISASTER RECOVERY. TSG Services shall include implementation of a disaster recovery plan as specified in the document known as Manual No. 175 entitled "AMR Corporate Contingency Plan" with a date of December 31, 1991. Such disaster recovery plan shall be no less rigorous than that in effect immediately prior to the Effective Date at the facilities of TSG used to provide the TSG Services as of the Effective Date. In the event that additional disaster recovery procedures for the applicable facilities are reasonably requested by AMERICAN, TSG shall perform such additional disaster recovery procedures as New/Out-of-scope Services.


                      Article XXIII -- Dispute Resolution

23.1. DISPUTES IN GENERAL. Except as otherwise stated in this Agreement, the Parties shall resolve any Dispute in accordance with the Dispute Resolution Procedure. Nevertheless, if any Person other than the Parties and their Affiliates

         A. Has initiated a lawsuit or other judicial, administrative, or arbitration proceedings against or involving either or both of the Parties in which a Dispute will be resolved, or

         B. Is a necessary participant in any judicial, administrative, or arbitration proceedings to resolve a Dispute and cannot be joined by either or both of the Parties in an arbitration of that Dispute under Section B.3 of the Dispute Resolution Appendix, so that (in either case) the Dispute Resolution Procedure is or will be ineffective, then the Parties need not use or follow the Dispute Resolution Procedure to resolve that Dispute -- though the submission to jurisdiction in Section B.5 of the Dispute Resolution Appendix shall apply if necessary.

23.2. INFORMATION FOR RESOLUTION. The Parties shall freely share, and may disclose to any mediator or arbitrator as part of any Dispute resolution proceeding, any and all reasonably requested relevant information, including Confidential Information, needed to facilitate the resolution of any Dispute and any and all information likely to lead to such relevant information.





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
23.3. PAYMENT DISPUTES. With regard to payment Disputes, the Parties will work to expedite resolution of the Dispute, with the goal of having the Dispute resolved by the next billing cycle. To such end, all references to ten Business Days in Sections B.1(b), B.1(c), and B.1(d) of the Dispute Resolution Appendix shall be deemed to be seven Business Days for a payment Dispute.

23.4. CONTINUITY DURING DISPUTE. In the event of a Dispute, the Parties shall continue to perform their respective obligations pursuant to this Agreement.

23.5. PARTIES' AGREEMENT. Nothing in this Article XXIII or the Dispute Resolution Procedure prevents the Parties from resolving any Dispute by mutual agreement at any time.


                          Article XXIV --  Termination

24.1. TERMINATION FOR BREACH. In the event of certain breaches of this Agreement, TSG or AMERICAN may terminate this Agreement in accordance with this Section; provided that AMERICAN gives TSG Notice of its intent to terminate within 180 days after the date such breach occurred.

         A. Upon TSG's Egregious Breach of this Agreement, AMERICAN may terminate this Agreement, provided that AMERICAN gives TSG thirty days' Notice of its intent to terminate and TSG fails to cure the breach within such 30 days; and provided, further, that such cure period will be extended an additional 30 days if TSG delivers to AMERICAN a written plan to cure the breach. In both instances, unless TSG cures the material breach, the termination shall be effective as of the first day following the end of the cure period or extended cure period as the case may be.

         B. Upon AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement, TSG may terminate this Agreement as follows:

                 (1) If TSG has given Notice to AMERICAN describing the breach in detail, the monetary amount due, and TSG's intention to terminate pursuant to this Subsection; and if AMERICAN has not paid such amount within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of TSG's Notice; provided, however, that the first time AMERICAN fails to pay within such [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] TSG shall give a second Notice to AMERICAN, describing the breach in detail, the monetary amount due, and TSG's intention to terminate pursuant to this Subsection; and TSG may not terminate this Agreement unless, AMERICAN has failed to pay within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of such second Notice.

                 (2) If TSG has given Notice to AMERICAN of AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement three times, and AMERICAN materially breaches its obligation to pay TSG in accordance with





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                                                                       page   63
                 this Agreement, TSG may terminate this Agreement upon Notice to AMERICAN.

                 (3) For the avoidance of doubt, AMERICAN's withholding amounts from Disputed Invoices in accordance with Section "8.2. DISPUTED INVOICES," are not material breaches of AMERICAN's obligation to pay.

24.2. TERMINATION FOR INADEQUATE PERFORMANCE. Upon the occurrence of an SLA Termination Event, AMERICAN may terminate this Agreement upon Notice to TSG given within 180 days after the date such SLA Termination Event occurred. Upon the occurrence of an SLA Service Termination Event, AMERICAN may terminate this Agreement as to such TSG Service upon Notice to TSG.

24.3. TERMINATION FOR A FORCE MAJEURE EVENT. If a Force Majeure Event occurs and pursuant to Article XXII -- Force Majeure AMERICAN is entitled to terminate this Agreement, then AMERICAN may terminate this Agreement upon Notice to TSG.

24.4. TERMINATION FOR CONVENIENCE. At any time after July 1, 2000 and for any reason whatsoever, AMERICAN may terminate this Agreement upon 180 days' Notice to TSG and upon payment of all amounts due and the Termination Liquidated Damages.

         A. AMERICAN and TSG agree that if AMERICAN exercises its right to terminate pursuant to this Section 24.4, the losses, expenses, and measure of damages suffered by TSG would be uncertain and difficult to calculate. Therefore, TSG and AMERICAN agree that the Termination Liquidated Damages are their best estimate of such losses, expenses, and damages and are not a penalty.

         B. AMERICAN shall pay TSG the Termination Liquidated Damages in accordance with Exhibit K: Termination Liquidated Damages Calculation.

         C. Upon Notice of termination pursuant to this Section 24.4, AMERICAN may commence use of the Transition Assistance.

24.5. TERMINATION BECAUSE OF ACQUISITION OF TSG. If any entity with annual airline transportation revenue of one billion dollars or more acquires control (the power to direct the management or affairs) of TSG, then AMERICAN may, at its sole option, terminate this Agreement upon 90 days Notice; provided AMERICAN gives Notice within 180 days of the date on which such entity acquired TSG.





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
                Article XXV --  Transition Assistance; Survival

25.1. TRANSITION ASSISTANCE BY TSG. Upon Expiration or termination of this Agreement for any reason whatsoever, AMERICAN and TSG agree that TSG shall provide assistance to AMERICAN to obtain services to replace the TSG Services in accordance with this Section 25.1.

         A. During the Transition Period, TSG shall provide to the Airline Group or the Successor Provider any and all assistance reasonably requested by AMERICAN to allow the TSG Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the TSG Services to AMERICAN or the Successor Provider.

                 (1) The assistance to be provided to the Airline Group by TSG shall include the services listed on Exhibit L: Transition Assistance Service Descriptions.

                 (2) TSG Services provided during the Transition Period are at Current Rates.

         B. TSG shall provide to AMERICAN the foregoing assistance at no additional charge other than the Current Rates prior to the Expiration Date or the Termination Date and for ninety days thereafter, except in the instance of termination pursuant to Subsection B of Section "24.1. TERMINATION FOR BREACH" or pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," TSG may provide the Transition Assistance after the Expiration Date or the Termination Date, as the case may be, at market rates. TSG shall use any budgeted personnel time to provide assistance and the services in Subsection C below, to the extent reasonably possible. If the assistance requires resources, in addition to those regularly utilized in the daily performance of TSG Services, AMERICAN will pay TSG for such assistance on a time and materials basis at the Current Rates.

         C. Upon Expiration of this Agreement or with respect to any particular AG Data or AG Customer Data, on such earlier date that the same shall be no longer required by TSG in order to render services hereunder, such AG Data or AG Customer Data shall be, at AMERICAN's election and expense, (i) erased from the data files maintained by TSG, (ii) returned to AMERICAN by TSG in a form reasonably requested by AMERICAN, or (iii) stored by TSG for such period during the term of this Agreement as AMERICAN may request and then either returned to AMERICAN or erased.

         D. Prior to providing any of the foregoing assistance to a Successor Provider, TSG shall be entitled to receive from such Successor Provider, in form and substance reasonably acceptable to TSG, written assurances that (i) such Successor Provider will maintain at all times the confidentiality of any TSG proprietary information, software or materials disclosed or provided to, or learned by, such Successor Provider in connection therewith, and (ii) such Successor Provider will use such information, software or materials exclusively for the benefit of the Airline Group. If such





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                                                                       page   65

         Successor Provider executes an agreement substantially in the form of Exhibit N: Non-disclosure/Non-competition Agreement, the Successor Provider shall be deemed to have provided the written assurances required by this Subsection D.

         E. Upon AMERICAN's request, TSG shall provide consultation services for at least ninety (90) days after expiration of the Transition Period, to be charged by TSG at market rates for similar services. As part of such consultation services, TSG will retrieve, manipulate, convert, transfer AG Data and AG Customer Data as required by the Successor Provider at Current Rates.

25.2. SURVIVAL. The following provisions of this Agreement shall survive the termination or Expiration of this Agreement:

         A.  Article IX -- Transfer and Property Taxes.

         B.  Section "11.2.  RIGHTS IN JOINTLY OWNED SOFTWARE."

         C.  Section "11.5.  ROYALTY AFTER EXPIRATION OR TERMINATION."

         D.  Section "12.5.  MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

         E.  Article XIII -- Non-competition.

         F. The confidentiality provisions of Article XIV -- Confidential Information.

         G.  Article XVII -- Non-solicitation of Employees.

         H.  Article XX -- Indemnification.

         I.  Article XXI -- Limitations of Liability.

         J.  Article XXIII -- Dispute Resolution.

         K.  Article XXV --  Transition Assistance; Survival.

         L.  Article XXVII -- Auditing Rights.

         M.  Article XXVIII -- Notices and Other Communications.

         N.  Article XXIX -- Miscellaneous Provisions.





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                                                                       page   66

                           Article XXVI -- Insurance

26.1. TSG'S INSURANCE IN GENERAL. TSG, at its own expense, shall establish and maintain general liability, workers compensation, automotive liability and property damage, and computer fraud protection insurance coverages for all TSG employees and Independent Contractors involved in providing TSG Services or New/out-of-scope Services.

26.2. AG BUSINESS INTERRUPTION INSURANCE. If AMERICAN requests in writing that TSG obtain insurance coverage on behalf of the Airline Group or AMERICAN, including business interruption coverage, and provided AMERICAN reimburses TSG for all out-of-pocket costs of obtaining such coverage, then TSG shall obtain such coverage requested and designate the Airline Group as the named insured.


                        Article XXVII -- Auditing Rights

27.1. OPERATIONAL AUDIT. The Airline Group and its representatives, at the Airline Group's expense and upon reasonable notice to TSG, shall have the right to conduct an audit of TSG's operations (i) on an annual basis and (ii) more frequently as reasonably requested by the Airline Group to the extent that such audit will not unreasonably disrupt the operations of TSG, in order to verify that TSG is exercising reasonable operational procedures in accordance with customary standards in the data processing industry in its performance of the TSG Services and to confirm TSG's performance of its obligations hereunder. TSG will provide the Airline Group and its representatives access to the TSG facilities at which TSG is performing the TSG Services, to TSG's personnel, to the Airline Group's existing data and work product and to that being developed by TSG hereunder at such facilities, and to reasonably related documentation. To the extent applicable to the TSG Services, such audit may include an audit of (i) software development practices and procedures, (ii) application and operating systems, (iii) general controls and security practices and procedures, (iv) disaster recovery and back-up procedures, (v) invoice processing, (vi) Service Level compliance, and (vii) resource consumption. TSG will provide to the Airline Group and its representatives any assistance that they reasonably require in connection therewith at no additional charge to the Airline Group, provided, however, that the Airline Group shall pay TSG, at Current Rates for any technical resources and application development time utilized by TSG and any other reasonable additional costs of TSG necessary for the audit and not otherwise provided to the Airline Group hereunder. Airline Group may, at its discretion, provide to TSG a copy of the audit report, or a portion thereof, resulting from each such audit upon its completion, provided, however, that if the Airline Group does not disclose any such report or portion thereof, such report or portion shall not be the basis of any claim asserted by Airline Group against TSG. In conducting each operational audit, the Airline Group shall not be entitled to review any confidential or proprietary information of any third party and shall not materially interfere with the ability of TSG to perform the TSG Services or services for any other customer. For the purposes of this Section 27.1, the Airline Group's representatives shall be deemed to include any auditors or inspectors designated by any state or federal agency to audit the Airline Group's business.





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                                                                       page   67

27.2. RECORD-KEEPING AUDITS OF CHARGES. TSG shall maintain complete and accurate books, records and accounts, in accordance with generally accepted accounting principles, consistently applied, to support and document all charges to the Airline Group. TSG shall retain such records for three (3) years after creation, or for such longer period as required to comply with government requirements. In addition, TSG shall retain such records for the duration of any audit conducted pursuant to this Article XXVII and for the duration of any Dispute. TSG shall permit the Airline Group or its representatives access to TSG's facilities to perform an audit of TSG's records to the extent necessary to verify TSG's charges billed to the Airline Group (i) on an annual basis and (ii) more frequently as reasonably requested by the Airline Group if and to the extent that such audit will not unreasonably disrupt the operations of TSG. TSG need not provide the Airline Group with access to cost data where the cost is not the basis for product service prices/fees or termination fees. The Airline Group may, at its discretion, provide to TSG a copy of the audit report, or a portion thereof, resulting from each such audit upon its completion. As soon as reasonably practicable thereafter, the parties will review any audit report (or portion thereof) provided to TSG and work in good faith to agree upon any reimbursement of charges or additional payments due to either party and any appropriate future adjustments to TSG's charges and practices. TSG shall promptly forward to the Airline Group the full amount of all overcharges revealed by such audit. The Airline Group will offset the audit cost against any amounts due to the TSG. Any such financial audit shall be conducted at the Airline Group's expense, provided, however, that if such audit demonstrates that TSG's invoiced charges for the relevant period, excluding those Third Party Pass Through Charges that are passed through by TSG to the Airline Group pursuant to the terms of this Agreement, exceed the correct charges for that period by more than five percent, TSG shall pay or reimburse the Airline Group for the reasonable costs of such audit. In conducting any financial audit, the Airline Group shall not be entitled to review any confidential or proprietary information of any third party, except that the Airline Group shall be entitled to review any third-party invoices upon which TSG based any cost-plus or pass- through charges made to the Airline Group or any invoices necessary to ensure compliance with Sections "7.12. MOST FAVORED CUSTOMER," "11.4. OFFSET OF FEES," or "11.5. ROYALTY AFTER EXPIRATION OR TERMINATION" (subject to any confidentiality restrictions that may apply to TSG with respect to such invoices). If confidentiality restrictions apply to any such invoices, an officer of TSG shall certify in the form of an affidavit, duly notarized, as to the veracity of information provided by TSG to the Airline Group concerning the contents of such invoices. The Airline Group, at its expense, may use an independent accountant, under confidentiality restrictions, to verify the contents of such invoices.

27.3. TERM OF AUDITS. During the term of this Agreement, the Airline Group shall have the right to have all of the audits specified in this Article encompass a period of time equal to the full current year and two years prior to the current year for a total period of thirty-six months. Upon termination or Expiration of this Agreement, the Airline Group shall have the right to conduct an audit pursuant to Section "27.2. RECORD-KEEPING AUDITS OF CHARGES" within one year after the date of such termination or Expiration, or an audit at any time after termination or Expiration pursuant to this Article as may otherwise be required by any state or federal agency.





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                                                                       page   68

               Article XXVIII -- Notices and Other Communications

28.1. FORM. Each notice, request, response, demand, claim, and other communication required or permitted under this Agreement must be in writing and must be transmitted, delivered, or sent by:

         A.      Personal delivery,

         B.      Courier or messenger service, whether overnight or same-day,

         C.      Prepaid telecopy or facsimile,

         D. Certified United States mail, with postage prepaid and return receipt requested, or

         E. If an authorization by American regarding the commencement of any TSG Service, electronic mail,

in any case addressed to the other Party at the address or number for that Party set forth in Section 28.2 (or in the case of electronic mail, the addressee's electronic mail address), or at such other address or number as the recipient has designated by Notice to the other Party in accordance with this
Article 28.

28.2. ADDRESSES. The Parties shall transmit, deliver, or send communications as follows:

         A.      If to AMERICAN:  American Airlines, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5357
                                  Fort Worth, Texas  76155
                                  Telecopier:  (817) 931-6944
                                  Attention:  Account Manager's name

         B. If to AMERICAN and concerning Article XXIV -- Termination or concerning a Force Majeure Event, then a copy to:

                                  American Airlines, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5624
                                  Fort Worth, Texas  76155
                                  Telecopier:  (817) 967-9220
                                  Attention:  President





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                                                                       page   69

         C.      If to TSG:       The SABRE Group, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5299
                                  Fort Worth, Texas  76155
                                  Telecopier: (817) 931-6382
                                  Attention:  Account Manager's name



         D. If to TSG and concerning Article XXIV -- Termination or concerning a Force Majeure Event, then a copy to:

                                  The SABRE Group, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5620
                                  Fort Worth, Texas  76155
                                  Telecopier: (817) 967-4044
                                  Attention:  President

28.3.    EFFECTIVENESS.  Each communication transmitted, delivered, or sent:

         A. In person, by courier or messenger service, or by certified United States mail (postage prepaid and return receipt requested) shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt or the equivalent record of the courier or messenger being deemed conclusive evidence of delivery or refusal); or

         B. By telecopy or facsimile transmission or by electronic mail shall be deemed given, received, and effective on the date of actual receipt (with the confirmation of transmission or the electronic receipt being deemed conclusive evidence of such receipt, except where the intended recipient has promptly notified the other Party that the transmission is illegible).

Nevertheless, if the date of delivery or transmission is not a Business Day, or if the delivery or transmission is after 5:00 p.m., local time in Fort Worth, Texas, on a Business Day, the communication shall be deemed given, received, and effective on the next Business Day.


                    Article XXIX -- Miscellaneous Provisions

29.1. ASSIGNMENT. Except as provided in Section "9.6. COOPERATION" or in the next two sentences, neither Party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the other Party's Consent. AMERICAN may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business, including by merger or





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                                                                       page   70
consolidation, to a Person (i) that assumes and has the ability to perform AMERICAN's duties and obligations under this Agreement; and (ii) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of TSG. TSG may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business involved in any manner in providing TSG Services, including by merger or consolidation, to a Person (a) that assumes and has the ability to perform TSG's duties and obligations under this Agreement; and (b) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of the Airline Group. Any attempted assignment or delegation of any rights, duties, or obligations in violation of this Section 29.1 shall be void and without effect. Nothing in this Section 29.1, however, precludes TSG from subcontracting the performance of any of the TSG Services as permitted by this Agreement or precludes AMERICAN from extending the right to receive the TSG Services to the American Related Entities.

29.2. AMENDMENT AND WAIVER. This Agreement may be amended or modified, and any provision of this Agreement may be discharged or waived, only by a document signed by the party against which the amendment, modification, discharge, or waiver is sought to be enforced.

29.3.    INTEGRATION. This Agreement supersedes

         A. The Services Agreement between the Air Transportation Group and the SABRE Group dated as January 1, 1995, and the service level agreements entered before the Effective Date under that document;

         B. Any and all prior or contemporaneous oral agreements or understandings between the Parties regarding the subject matter of this Agreement; and

         C. Any and all prior written agreements or understandings between the Parties regarding the subject matter of this Agreement, except for those (other than the one described in Subsection A of this Section 29.3) entered into by representatives of the Parties or their predecessors who were at Level 6 or above when such agreements or understandings were entered into with the knowledge and consent of such representative's supervising officer (which agreements or understandings shall remain effective).

29.4. SEVERABILITY. If any part of this Agreement is for any reason found to be unenforceable, all other parts of this Agreement nevertheless remain enforceable.

29.5. SUCCESSORS. This Agreement binds and inures to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.

29.6. GOVERNING LAW. This Agreement must be interpreted or construed, and its validity determined and performance enforced, under Texas law.





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                                                                       page   71

29.7. REASONABLENESS. As concerns every provision of this Agreement, TSG and AMERICAN agree to act reasonably and in good faith unless a provision expressly states that AMERICAN or TSG may act in its sole discretion.

29.8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one, and
the same, document.  29.9.    FURTHER ASSURANCES.  Each Party shall take such
actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement, including cooperating in the completion of copyright registration documents.





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                                                                       page   72

                                   SIGNATURES





                                     AMERICAN AIRLINES, INC.


                                     By: /s/ Scott D. Nason
                                        -------------------------------------
                                             Scott D. Nason, Vice President-
                                             Information Technology
                                             Services & Chief
                                             Information Officer





                                     THE SABRE GROUP, INC.


                                     By: /s/ Michael J. Durham
                                        -------------------------------------
                                             Michael J. Durham, President





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                                                                       page   73

                   Exhibit A:  Definitions and Interpretation

                                I.  Definitions.

In the Agreement, the following terms have the corresponding meanings:

"800 DECISION TREE SUPPORT": The design and programming of routing telephone calls, managed as a component of Domestic Reservations Inbound described in Exhibit B: TSG Services Description.

"AA FLIGHTS": Airline flight segments operated under the airline code issued to AMERICAN by the International Air Transport Association.

"ACCOUNT MANAGERS": TSG's Account Manager and AMERICAN's Account Manager collectively.

         (1) "TSG's Account Manager": The individual so designated in writing by TSG from time to time.

         (2) "AMERICAN's Account Manager": The individual so designated in writing by AMERICAN from time to time.

"ADJUSTMENT AMOUNT":  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"AFFILIATE": A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

"AFFILIATED SPIN-OFF ENTITY": An entity that was a member of the Airline Group, but was divested in part and remains an Affiliate of the Airline Group or of AMR, or an entity resulting from the partial divestiture of a division or business unit of a member of the Airline Group that remains an Affiliate of the Airline Group or of AMR.

"AG CUSTOMER": A customer or prospective customer of the Airline Group to the extent such customer purchases AG Mixed Services, but not any member of the Airline Group itself.

"AG CUSTOMER DATA": The following data:

         (1) All data provided by an AG Customer or with respect to an AG Customer in order for TSG to provide the TSG Services to an AG Customer;

         (2) All data that is provided by or on behalf of TSG to the Airline Group by means of TSG Services intended for an AG Customer; and





Exhibit A to Information Technology Services Agreement                  page   1

         (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Customer Data.

"AG DATA": The following data, whether provided or produced before, on, or after the Effective Date:

         (1) All data that is provided by or on behalf of the Airline Group to TSG in order for TSG to provide the TSG Services, including keyed input and electronic capture of information by the TSG Services;

         (2) All data that is provided by or on behalf of TSG to the Airline Group by means of the TSG Services, including reports, bookings and tickets, and all other output of the TSG Operated Software;

         (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Data, including databases and files containing AG Data; and

         (4) Passenger Name Records (PNR) secured to an AMERICAN pseudo-city code.

"AG MIXED SERVICES": Certain services provided by the Airline Group to AG Customers in which the Airline Group uses TSG Services or TSG Operated Software to provide such services. The AG Mixed Services consist of one or more of the Operations Mixed Services, Alliance Mixed Services, and Other Mixed Services.

"AG OTHER MIXED SERVICES COSTS": The Fees and other amounts described below that TSG intends to charge or other amounts that a Successor Provider intends to charge the Airline Group to provide the Other Mixed Services to an AG Customer. The AG Other Mixed Services Costs include the following:

         (1)  The Fees that would be charged to the Airline Group;

         (2) License fees for use of TSG software for the benefit of AG Customers, unless TSG cannot demonstrate with written records that TSG previously charged such license fees to TSG Customers or unless TSG cannot demonstrate a fair but conservative market value license fee; and

         (3) Such fees as a third party vendor will require that TSG or a Successor Provider pay to allow an AG Customer use of such Other Mixed Services.

"AG OTHER MIXED SERVICES FEES": The fees that the Airline Group intends to charge an AG Customer for providing Other Mixed Services.





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
"AG SELF-PERFORMED SERVICES": Those services described in Exhibit O: AG Self-performed Services, to the extent that the Airline Group performed such services for itself as of the Effective Date.

"AGGREGATE ADJUSTMENT": The difference between the Benchmark Projected Fees and the Reset Formulas Projected Fees.

"AIRLINE GROUP":  AMERICAN and the American Related Entities collectively.

"AIRLINE GROUP'S CIO": The Chief Information Officer of the Airline Group as identified in writing by AMERICAN from time to time. The Airline Group may change its CIO upon Notice to TSG.

"AIRLINE GROUP INDEMNITEES": The Airline Group and their respective directors, officers, employees, and agents, and the heirs, executors, successors, and assigns of any of those Persons.

"AIRLINE INCIDENT": An occurrence of personal injury, death, or property damage in connection with the operation of the Airline Group's aircraft.

"AIRPORT REGULATIONS": The following, to the extent applicable to TSG while on any Airline Group airport locations: (i) All federal, state, county and municipal statutes and ordinances, (ii) all rules, regulations, orders and directives of the local, state and federal governments applicable to AMERICAN's premises or to the Airline Group's or TSG's use or occupancy thereof, and (iii) all rules, regulations, orders, directives, terms and/or conditions imposed by the landlord under any applicable lease or otherwise applicable to the airport within which the airport premises are located to the extent applicable to TSG's operations within AMERICAN's premises. The Airport Regulations shall include all applicable federal, state and local laws, executive orders and regulations issued pursuant thereto, including (to the extent applicable to this Agreement) Federal Aviation Administration rules and regulations, the provisions contained within Section 202 of Executive Order 11246 (41 C.F.R. Section 60.1.4), Section
4.2 of the Vietnam Era Veterans Readjustment Act (41 C.F.R. Section 60-205.4),
Section 503 of the Rehabilitation Act (41 C.F.R. Section 60-741-4), the Americans with Disabilities Act of 1990, 42 U.S.C. Section 121.01 et seq., as well as all airport and air carrier security measures (contained, in part, in 14 C.F.R. Sections 107 and 108) contained within such provisions of AMERICAN's document known as the "Approved Security Programs Manual" as are pertinent to TSG's operations and supplied by AMERICAN to TSG. AMERICAN may from time to time (but without any obligation to do so) supply TSG with Notice of any subsequently enacted security requirements arising out of changes to law, executive order or regulation applicable to TSG's operations under this Agreement, and such requirements shall thereafter be an obligation of TSG under this Agreement.





Exhibit A to Information Technology Services Agreement                  page   3

"ALLIANCE MIXED SERVICES": Services provided by the Airline Group to AG Customers that are required to effect the core or principal purposes, aspects, or elements of operating or marketing alliances that the Airline Group has formed or any other marketing relationships that are intended to increase the Airline Group's passenger or cargo revenue, including FlyAAway Vacations, Ticket Delivery Services, AAdvantage services to cooperative partners, third-party airline cargo services, Code share operations, Interline Agreements, and AA reservations services to travel agencies, corporate travel offices, on-line networks, and general sales agents.

"AMERICAN":  American Airlines, Inc., a Delaware corporation.

"AMERICAN RELATED ENTITIES": AMERICAN's wholly owned subsidiaries and AMR Eagle Inc. and its wholly owned subsidiaries.

"AMR": AMR Corporation, a Delaware corporation and the corporate parent of both Parties on the Effective Date.

"ANNUAL RE-RUN CAP": [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED] during a period commencing on December 1 and ending on the subsequent November 30, subject to monthly proration for shorter periods at the beginning or end of the term of this Agreement.

"ARBITRATION RULES": The Rules for Commercial Arbitration of the American Arbitration Association in effect at the time of an arbitration in accordance with the Dispute Resolution Procedure.

"BASELINE MONITORING": The measures used to monitor and to report performance levels of such TSG Services as existed on the Effective Date.

"BASELINE MONITORING COSTS": The expenses incurred by TSG and investments made by TSG in the period July 1, 1995 through June 30, 1996 to perform Baseline Monitoring and to achieve Historical SLA Standards.

"BENCHMARKING PROCESS": The process of the Parties' engaging one or more Benchmark Providers and that Benchmark Provider's or those Benchmark Providers' preparing and delivering the Benchmark Report.

"BENCHMARK PROJECTED FEES": The projected total Fees for the TSG Services if the Current Rates were modified by Benchmark Results and applied to the Projected Annual Volume.

"BENCHMARK PROVIDER": A Person, other than a Party or any Affiliate of a Party, engaged to determine the anticipated market price for the next calendar year (which shall be an Even-numbered Year) for services similar to the TSG Services.





Exhibit A to Information Technology Services Agreement                  page   4

"BENCHMARK REPORT": The written report or reports of the Benchmark Results prepared by the Benchmark Provider or Benchmark Providers for the Parties.

"BENCHMARK RESULTS": The Benchmark Provider's or Benchmark Providers' determination of the amounts at which the Rates should be set, and the corresponding Fees, for the next calendar year (which shall be an Even-numbered
Year) in order to constitute or correspond to anticipated market prices for that year for services substantially the same as TSG Services.

"BUSINESS DAY": A day other than Saturday, Sunday, national holidays in the United States, December 30 through January 3, and AMR holidays.

"CAPPED ADJUSTMENT": The Unrealized Aggregate Adjustment, subject to a limit or cap of the greater of:

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

"CLIENT SERVER DEVELOPMENT": Development services for client server applications.

"CODE OUT": TSG's making such software changes are necessary to exclude TSG's Customers other than the Airline Group from using certain software.

"CONFIDENTIAL INFORMATION": The information described in Section "14.1 CONFIDENTIAL INFORMATION."

"CONNECTIVITY SYSTEMS": VAX Services and Host Communications Complex (HCC) described in Exhibit B: TSG Services Description.

"CONSENT": Prior, express, and written consent (which may not be unreasonably withheld or delayed unless stated to be at a Party's sole discretion).

"CONSEQUENTIAL DAMAGES": Damages consisting of lost profits, lost income, or lost savings or consequential, indirect, special, or incidental damages (however described). "Consequential Damages" does not include any punitive or exemplary damages.

"CONTROL": The right to exercise, directly or indirectly, more than fifty percent of the voting power attributable to the equity interests in an entity. ("Controlling" and "Controlled" have correlative meanings.)

"CRITICAL TSG SERVICE": A TSG Service or system expressly designated as "Critical" in an SLA.





Exhibit A to Information Technology Services Agreement                  page   5

"CRS": An Electronic Travel Distribution System that is marketed principally to Travel Distributors and that collects, stores, and processes, and displays and distributes, on a neutral and unbiased basis, information concerning air and ground transportation, lodging and other travel-related products and services offered by system participants.

"CURRENT DP SERVICES":  The following services:

         (1) Providing Development, Maintenance, and Enhancements for Real Time Applications; and

         (2)  Providing Maintenance and Enhancements for Existing Applications.

"CURRENT RATE":  A Rate that is then in effect.

"DATA CENTER SERVICES":  The following services:

         (1)  Real Time Services:

                 a.  PSS/FPC;

                 b. Flight Operating System (FOS) described in Exhibit B: TSG Services Description; and

                 c.  Virtual Machine Test System (VM Test) described in Exhibit
                 B:  TSG Services Description.

         (2)  Commercial Services:

                 a. Commercial CPU described in Exhibit B: TSG Services Description;

                 b. Commercial DASD described in Exhibit B: TSG Services Description;

                 c. Commercial Tape described in Exhibit B: TSG Services Description;

                 d. Commercial Print described in Exhibit B: TSG Services Description;

                 e. Commercial Microfiche described in Exhibit B: TSG Services Description;

                 f. Commercial IMS described in Exhibit B: TSG Services Description; and

                 g. Decision Enabling described in Exhibit B: TSG Services Description.

         (3)  VAX Services:

                 a.  VAX1 described in Exhibit B:  TSG Services Description;





Exhibit A to Information Technology Services Agreement                  page   6

                 b.  VAX2 described in Exhibit B:  TSG Services Description; and

                 c.  VAX5 described in Exhibit B:  TSG Services Description.

         (4) Host Communications Complex (HCC) as described in Exhibit B: TSG Services Description.

         (5) Mail Distribution services described in Exhibit B: TSG Services Description.

         (6)  Client Server Services.


"DATA NETWORK SERVICES":  The following services:

         (1)  SABREnet described in Exhibit B: TSG Services Description;

         (2) International Managed Network Services (IMNS) described in Exhibit B: TSG Services Description; and

         (3) Custom Data Networks described in Exhibit B: TSG Services Description.

"DATA PROCESSING SERVICES":  The Data Center Services described in Exhibit B:
TSG Services Description and such services as the Parties agree in writing are Data Processing Services.

"DEPOSITORY CERTIFICATES": Depository certificates in Stichting "The SITA Foundation," a Netherlands Foundation.

"DERIVATIVE WORK": A derivative work as defined in Title 17 U.S.C. Section 101, as amended (which on the Effective Date states: "A 'derivative work' is a work based on one or more preexisting works, such as a translation, musical arrangement, dramatization, fictionalization, motion picture version, sound recording, art reproduction, abridgement, condensation, or any other form in which a work may be recast, transformed, or adapted. A work consisting of editorial revisions, annotations, elaborations, or other modifications, which, as a whole, represent an original work of authorship, is a 'derivative work'.").

"DEVELOPMENT": The creation of a new software system. For the avoidance of doubt, Development includes writing software to replace an old system with a new system.

"DEVICE SUPPORT": Services that are defined in Exhibit B: TSG Services Description.

"DISPUTE": Any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination





Exhibit A to Information Technology Services Agreement                  page   7
of the Agreement, including any claim of breach of representation or warranty or of non-performance and any claim regarding bodily or other personal injury or damage to tangible property.

"DISPUTE RESOLUTION APPENDIX": Exhibit M: Dispute Resolution Appendix, containing the Dispute Resolution Procedure for, as an integral part of, the Agreement.

"DISPUTE RESOLUTION PROCEDURE": The procedure or process by which a Dispute must be resolved (except as otherwise stated or modified in the Agreement) as described in the Dispute Resolution Appendix.

"DISPUTED INVOICE": An invoice for services rendered or performed by TSG under this Agreement of which the Airline Group disputes the accuracy.

"DISTRIBUTED SYSTEMS SERVICES":  The following services:

         (1)  Device Support described in Exhibit B:  TSG Services Description;

         (2) Moves/Installs (MCDUI) described in Exhibit B: TSG Services Description;

         (3) Integration Services described in Exhibit B: TSG Services Description;

         (4) Campus Telephone System described in Exhibit B: TSG Services Description;

         (5) Electronic Mail (e-mail) described in Exhibit B: TSG Services Description;

         (6) Domestic Reservations Support described in Exhibit B: TSG Services Description;

         (7) Information Display Systems Support described in Exhibit B: TSG Services Description;

         (8) Internet Access Services described in Exhibit B: TSG Services Description; and

         (9)  X.400 described in Exhibit B:  TSG Services Description.

"DOCUMENTATION": Instructions and related information for the use by end users of software including user manuals, and instructions and related information for the operation of software including run instructions, job control instructions, balancing procedures, and input dependencies.

"EFFECTIVE DATE":  July 1, 1996.





Exhibit A to Information Technology Services Agreement                  page   8

"EGREGIOUS BREACH": A material breach that constitutes an intentional, unequivocal refusal to perform a material obligation of this Agreement that frustrates one or more bases of the bargain between AMERICAN and TSG to the extent that a (non-breaching) reasonable business person would not have entered into the Agreement or would not continue performing under the Agreement.

"ELECTRONIC TRAVEL DISTRIBUTION SYSTEM": A system providing any of the following products or services, using computers and digital electronic transmission, via data network, telephone, wireless, or cable transmission or otherwise:

         (1) Publication and distribution of consumer travel-related information from computerized databases.

         (2) Processing of passenger travel-related reservations and related transactions.

         (3) Marketing and sales of passenger travel-related products and services and related electronic transactions.

         (4) Publication and distribution of passenger travel-related documents (e.g., tickets).

"E-MAIL":  Electronic Mail as defined in Exhibit B:  TSG Services Description.

"END USER": A Person who or which becomes licensed or otherwise authorized by AMERICAN or TSG to use software or information that is intended for use by that Person as a consumer or in its internal business operations, and not to provide services to third parties.

"ENHANCED DATA PROCESSING SERVICES": Services required to modify and/or supplement the Data Processing Services and which include the following services:

         (1)  Maintenance,

         (2)  Enhancement, and

         (3)  Development.

"ENHANCEMENT":  One or more of the following modifications to the TSG Operated
Software:

         (1) A modification to the TSG Operated Software to add a new function or feature not contained in the TSG Operated Software's specifications;

         (2) A modification to the TSG Operated Software to add an interface to the TSG Operated Software to Third Party Software; or

         (3) Any other modification to the TSG Operated Software that is not an Error Correction, Work-around, or Update.

"ERROR CORRECTION": A modification to the TSG Operated Software to correct a Malfunction.

"EVEN-NUMBERED YEAR":  1998 and every second year thereafter.

"EXCEPTIONAL PERFORMANCE": TSG's exceeding certain performance criteria in any SLA in accordance with such SLA that results in a Performance Increase.

"EXCLUSIVE SERVICES":  The services described in Section "3.10.  EXCLUSIVITY."

"EXISTING APPLICATIONS": All software applications or portions thereof written by TSG or its predecessors and funded by the Airline Group.

"EXISTING CLIENT SERVER OPERATIONS": Client Server Services described in Exhibit B: TSG Services Description, in existence as of the Effective Date.





Exhibit A to Information Technology Services Agreement                  page   9

"EXPIRATION": The expiration of the term of the Agreement as stated in, or as may be extended under, Article II -- Term, without regard to the duration of the Transition Period. For the avoidance of doubt, "Expiration" does not include a termination of the Agreement under Article XXIV -- Termination. ("Expire," "Expires," and "Expired" have correlative meanings.)

"EXPIRATION DATE":  The date on which this Agreement Expires.

"EXTERNAL CLIENT SERVER DEVELOPMENT": Development services for client server applications performed by the Airline Group after the Effective Date and Development services for client server applications that are performed by a third party.

"EXTRAORDINARY COSTS": Costs that would not have occurred if the increase in volume arose because of the Airline Group's internal growth using TSG's then existing facilities.

"EXTRAORDINARY EFFORTS": The same level of efforts that a party affected by a Force Majeure Event could reasonably be expected to use on its own behalf to remedy the consequences of such event.

"EXTRAORDINARY MISTAKE": Any action or omission of TSG in connection with rendering or providing TSG Services under the Agreement, other than an Ordinary Mistake, constituting a violation of TSG's written or otherwise clearly established procedures for rendering or providing a service included in the TSG Services, including any violation of written or otherwise clearly established data security safeguards regarding AG Data or AG Customer Data.

"FAIR LICENSE FEE": The typical license fee that TSG or any of its predecessors previously received for the software or a conservative estimate of a fair market value license fee.

"FAIR TRANSACTION VALUE":   The fair market value of the rights granted by TSG
to the TSG Customer in the transaction relating to the Enhancement.

"FEES":  The amounts charged by TSG to the Airline Group for the TSG Services.

"FIVE-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of five years commencing upon the Effective Date. The Five-year Services consist of the Existing Client Server Operations.

"FORCE MAJEURE EVENT": Any circumstance beyond the reasonable control of a Party or its employees or agents, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by any of those Persons through the use of alternative sources, work-around plans, or other means. "Force Majeure Events" shall include acts of





Exhibit A to Information Technology Services Agreement                  page  10
civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war or riots, but shall not include labor difficulties or strikes. "Force Majeure Event" also shall include the failure by AMERICAN to provide utilities to TSG's operations at CentrePort IV as required by the Central Plant Easement Agreement between AMERICAN and TSG dated July 1, 1996.

"FORCE MAJEURE EVENT COMMENCEMENT": The date and time that a Force Majeure Event commences.

"FORCE MAJEURE RECOVERY PLAN": A written plan for restoring a TSG Service affected by a Force Majeure Event or for circumventing the consequences of a Force Majeure Event on a TSG Service.

"GENERAL DAMAGES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, suffered or incurred by a Person. For the avoidance of doubt, "General Damages" includes not only actual damages, but also punitive and exemplary damages and Consequential Damages.

"GOVERNMENTAL AUTHORITY": Any federal, state, local, or foreign government or governmental, quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

"HIGH RISK TSG SERVICE": A TSG Service or system designated as "High Risk" in an SLA.

"HISTORICAL SLA STANDARD": The minimum performance level of a service commensurate with the performance levels typical of such service during the years 1994, 1995, and 1996, except for such periods of time when the performance levels were clearly unacceptable.

"HOURLY LABOR RATES": The hourly rates charged by the SABRE Decision Technologies division of TSG for applicable development, maintenance, enhancement, and consulting services.

"INADEQUATE PERFORMANCE": TSG's failure to meet the applicable SLA Standard for a specific service that results in a Performance Decrease.

"INDEMNIFIABLE LOSSES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or





Exhibit A to Information Technology Services Agreement                  page  11
incurred by a Person. "Indemnifiable Losses" consists only of actual damages, and excludes any Consequential Damages and any punitive or exemplary damages (however described).

"INDEMNIFICATION CLAIM": A claim or demand of a Party, on its behalf or on behalf of one or more of its other Indemnitees, based on a Third-Party Claim, for indemnification under Article XX -- Indemnification.

"INDEMNIFICATION CLAIM NOTICE": A notice from the Indemnified Party describing an Indemnification Claim and the amount or the estimated amount of that Indemnification Claim to the extent then feasible (though that estimate shall not be determinative of the final amount of that Indemnification Claim).

"INDEMNIFICATION RESPONSE PERIOD": The 30 days after an Indemnification Claim Notice is given during which the Indemnifying Party may investigate and determine its responsibility or liability for an Indemnification Claim and Notify the Indemnified Party of the Indemnifying Party's election to defend a Third-Party Claim.

"INDEMNIFIED PARTY": A Party entitled to or seeking indemnification, on its own behalf or on behalf of one or more of its other Indemnitees, under Article XX -- Indemnification.

"INDEMNIFYING PARTY": A Party that has or is alleged to have an obligation to indemnify the other Party's Indemnitees under XX -- Indemnification in response to an Indemnification Claim.

"INDEMNITEES":  The Airline Group Indemnitees or the TSG Indemnitees, or both.

"INDEPENDENT CONTRACTOR": An individual who is an independent contractor and not an employee.

"INFORMATION SERVICES": Services that are based on TSG's providing to the Airline Group information that is proprietary to a member of the Airline Group.

"JOINTLY OWNED SOFTWARE": Software developed after the Effective Date in which the Airline Group and TSG possess an undivided one-half interest as tenants in common without any obligation of accounting or contribution, except as expressly provided for in the Agreement.

"KEY EMPLOYEE": A full-time employee of TSG designated by the Airline Group to be subject to certain restrictions and conditions described in Article XVI -- Key Employees and Related Provisions.

"KEY EMPLOYEE LIST": The group who are Key Employees. The TSG employees named in Exhibit I: Key Employees are deemed to be Key Employees.





Exhibit A to Information Technology Services Agreement                  page  12

"LEVEL 5": A Party's employee-pay-grade Level 5 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"LEVEL 6": A Party's employee-pay-grade Level 6 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"MAINTENANCE": Providing Error Corrections, Work-arounds, Updates, and services known as "SDT help desk services."

"MALFUNCTION": Any way in which the TSG Operated Software fails to perform in accordance with the TSG Operated Software's specifications.

"MATERIAL ADVERSE IMPACT":  The occurrence of one or more of the following:

         A.  An increase in the Fees;

         B. A more than de minimis increase in an expense incurred by the Airline Group;

         C. A material adverse effect on TSG's performance in accordance with TSG's actual, typical performance of the TSG Services; or

         D.  An increase in the Taxes payable by the Airline Group.

"MESSAGE":  A processor instruction in a Real Time Application.

"MULTIHOSTING SERVICES": Providing one or more Real Time Applications to another carrier in a separate software partition.

"NEW BILLING SYSTEM": The billing system that TSG is to design, develop, and implement to replace the billing system in place upon the Effective Date.

"NEW HISTORICAL SLA STANDARD": The actual performance level of a TSG Service after the Effective Date, except for such periods of time when the performance levels may be reasonably construed as unacceptable.

"NEW/OUT-OF-SCOPE SERVICE": One or more of the services defined in the following Subparagraphs:

         (1) Services that are not described in Exhibit B: TSG Services Description and do not have a price specified in Exhibit C: Rate and Reset Schedule.





Exhibit A to Information Technology Services Agreement                  page  13

         (2)  Services that are not within the scope of the TSG Services; and

         (3) New/Out-of-scope Services include, but are not limited to, services related to smart cards and intelligent voice response systems.

"NON-EXCLUSIVE SERVICES": Any services other than those specified in Section "3.10. EXCLUSIVITY." The Non-exclusive Services include those services described in Section "3.11 NON-EXCLUSIVE SERVICES."

"NOTICE": Prior, written notice or other communication complying with Article XXVIII -- Notices and Other Communications. Whenever a period of time is stated for Notice, such period of time is the minimum period and nothing in this Agreement shall be construed as prohibiting a greater period of time. ("Notify" has the correlative meaning.)

"ODD-NUMBERED YEAR":  1997 and every second year thereafter.

"OFF-THE-SHELF SOFTWARE": Software that can be implemented in production without any, or with only minimal, customization or modification.

"OPERATIONS MIXED SERVICES": Services provided by the Airline Group to AG Customers at or around airports and include ramp handling, passenger handling, training services, fueling, weight and balance determinations, weather forecasting, baggage handling, Admirals Club related services, ground handling, maintenance operations, and in-flight magazines.

"ORDINARY MISTAKE": Any action or omission of TSG, in the ordinary course of its business and in connection with rendering or providing TSG Services under the Agreement, constituting a mistake or error of a kind that is not uncommon, unusual, or atypical in the information technology business, such as a routine programming or operator error.

"OTHER MIXED SERVICES": All services provided by the Airline Group to AG Customers that include TSG Operated Software and/or TSG Services, other than Operations Mixed Services and Alliance Mixed Services.

"OTHER SERVICES":  The following TSG Services:

         (1)  Data Network Services; and

         (2)  Voice Network Services.

"OTHER THIRD PARTY SOFTWARE": Software used by TSG to provide TSG Services that is not the property of TSG and not the Transferred Third Party Software.





Exhibit A to Information Technology Services Agreement                  page  14

"OUTAGE":  When a TSG Service is unavailable for productive use.

"PARTY": Each of the signatories to the Agreement, and their successors and assigns as permitted by the Agreement. ("Parties" has the correlative meaning.)

"PERFORMANCE DECREASE": A decrease of the Fees in the event of Inadequate Performance.

"PERFORMANCE INCREASE": An increase of the Fees in the event of Exceptional Performance.

"PERSON": An individual; a corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

"PROJECTED ANNUAL NEGOTIATED FEES": The Fees projected to apply to the TSG Services for the next Even-numbered Year, as negotiated and agreed upon by the Parties corresponding to the Projected Negotiated Rates.

"PROJECTED ANNUAL RESET FEES": The Fees projected to apply to the TSG Services for the next calendar year, calculated using the Reset Formulas then in effect, as described in Section "7.4. PROJECTED ANNUAL RESET FEES."

"PROJECTED ANNUAL VOLUME": The volume, scope, or extent of the TSG Services anticipated to be used or received by the Airline Group in the next calendar year, as agreed upon by the Parties.

"PROJECTED NEGOTIATED RATES": Those Rates anticipated to apply to the TSG Services for the next Even-numbered Year, as negotiated and agreed upon by the Parties in an Odd-numbered Year, for use in the Parties' determining the Rates that will actually apply for the next Even-numbered Year.

"PSS/FPC":  The Real Time Services consisting of Passenger Services System
(PSS), including OCP and Fare Pricing Complex (FPC), as described in Exhibit B:
TSG Services Description.

"RADIO SERVICES": Radio Services as described in Exhibit B: TSG Services Description.

"RATE": A rate charged to the Airline Group for any TSG Service, or for a unit of service or another increment of use or receipt of any TSG Service, as specified in the Rate and Reset Schedule.

"RATE AND RESET SCHEDULE":  Exhibit C:  Rate and Reset Schedule.

"REAL TIME APPLICATION": One of the following software applications described in Exhibit B: TSG Services Description:

         (1)  PSS/FPC;





Exhibit A to Information Technology Services Agreement                  page  15

         (2) Flight Operating System (FOS) described in Exhibit B: TSG Services Description; and

         (3)  Virtual Machine Test System (VM Test) described in Exhibit B:
         TSG Services Description.

"RED TOLERANCE LEVEL": An unacceptable level of performance for a TSG Service that is specified in Exhibit E: Agreed SLAs that results in a Performance Decrease.

"RE-RUN": TSG Services used in the re-performing and/or correcting of previously performed Data Center Services by TSG for the Airline Group.

"RESERVATIONS 800 SERVICES": Domestic Reservations Inbound Services (including 800 Decision Tree Support) as described in Exhibit B: TSG Services Description.

"RESET FORMULA": A formula agreed by the Parties by which a Current Rate may be adjusted or reset for use in the next calendar year.

"RETAINED RIGHTS": Defined in the Bill of Contribution, Assignment and Assumption Agreement between AMERICAN and SABRE Properties, Inc. dated July 1, 1996.

"RFP":  Request for proposal.

"RFQ":  Request for quotation.

"SHARED HOST ENHANCEMENT/DEVELOPMENT": Enhancement of or Development for a Real Time Application.

"SIGNIFICANT SERVICES": Design, programming, and related services for customization and systems integration greater than twenty-five percent of the total fees incurred by the Airline Group in the acquisition of such software.

"SITA": Societe Internationale de Telecommunications Aeronautiques, a Belgian cooperative corporation.

"SITA AGREEMENTS": Agreements between AMERICAN and one or more members of the SITA Group as described in Exhibit H: SITA Relationship.

"SITA GROUP":  SITA and/or its affiliates or subsidiaries.

"SITA SABRENET SERVICES": Those SITA Services that are provided by SITA under the SABREnet Services Agreement dated as of July 1, 1996.





Exhibit A to Information Technology Services Agreement                  page  16

"SITA SERVICES": Services provided by the SITA Group that AMERICAN may purchase under the SITA Agreements.

"SLA": Each of the written statements of performance levels for services specified in Exhibit D: Services Subject to SLA.

"SLA DATABASE": A database containing the information from which the Historical SLA Standards were derived and to which TSG shall add the actual performance data used to compare the performance of services to the SLA Standards.

"SLA SERVICE TERMINATION EVENT": An event described in an SLA that gives the Airline Group the right to terminate a specific TSG Service.

"SLA STANDARD": For a specific service, the acceptable level of performance for such service specified in the applicable SLA.

"SLA TERMINATION EVENT": The occurrence of one or more of the following events:

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]



Exhibit A to Information Technology Services Agreement                  page  17

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

"SPIN-OFF COMPANY": An entity that was a member of the Airline Group, but was divested to the extent that less than 50% of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates, or an entity resulting from the divestiture of a business unit or division of a member of the Airline Group of which less than 50% of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates.

"STOCK AGREEMENT": Stock Transfer and Rights Agreement by and between AMERICAN and TSG dated as of July 1, 1996, regarding inter alia, the Depository Certificates.

"SUCCESSOR PROVIDER": The Airline Group's designee to provide services similar to the TSG Services.

"TAXES": Foreign, federal, state and local sales, use, excise, value added, or similar transfer taxes (including any related penalties, additions to tax, and interest), however designated or imposed, which are in the nature of a transaction tax.

"TEN-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of ten years commencing upon the Effective Date. The Ten-year Services consist of the following TSG Services:





Exhibit A to Information Technology Services Agreement                  page  18

         (1) Data Center Services, except for the operation of External Client Server Development;

         (2)  Data Network Services;

         (3)  TSG Development;

         (4)  Existing Application Maintenance; and

         (5)  Existing Application Enhancement.

"TERMINATION DATE": The date on which termination of this Agreement is effective without regard to the duration of the Transition Period.

"TERMINATION FOR CAUSE": Termination of this Agreement pursuant to Section "24.1. TERMINATION FOR BREACH" or "24.2. TERMINATION FOR INADEQUATE PERFORMANCE."

"TERMINATION LIQUIDATED DAMAGES": The amount calculated in accordance with Exhibit K: Termination Liquidated Damages Calculation.

"THIRD-PARTY CLAIM": A claim of liability asserted against a Party by a Person other than the other Party or either Party's Affiliates.

"THIRD-PARTY PASS-THROUGH CHARGES": Charges to TSG for certain services or products that it acquires from third party vendors to enable it (in part) to provide TSG Services, which charges TSG passes through as Fees charged to the Airline Group for the following TSG Services:

         (1)     Reservation 800 Services;
         (2)     Corporate Inbound;
         (3)     ICS Services;
         (4)     Radio Services;
         (5) telecommunications services under the telecommunications agreements that were assigned by AMERICAN to TSG on the Effective Date, as part of the Procurement Agreements, under the Bill of Contribution, Assignment and Assumption Agreement dated as of the Effective Date between AMERICAN and SABRE Properties, Inc. (a predecessor by merger to TSG); and
         (6)     SITA Services.

"THIRD PARTY STANDARD SUPPORT": For hardware, Third Party Standard Support is the preventive and remedial maintenance that the third party vendor of such hardware offers its





Exhibit A to Information Technology Services Agreement                  page  19
customers on a fixed fee basis. For software, Third Party Standard Support is such combination of Telephone Support, Error Corrections, Updates, and Enhancements that the third party vendor of such software offers its customers on a fixed fee basis.

"THIRD PARTY SUPPORTED PRODUCT": Any hardware or software provided by a third party vendor and used by TSG to provide the TSG Services except for hardware and software that comprise the Commercial Systems, Real Time Applications, and Connectivity Systems.

"THREE-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of three years commencing upon the Effective Date. The Three-year Services consist of the following TSG Services:

         (1)  Distributed Systems Service;

         (2)  Voice Network Services; and

         (3)  Radio Services.

"TORT DAMAGES": Bodily or personal injury or death or damage to real or tangible personal property.

"TRANSFERRED SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSFERRED THIRD PARTY SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSITION ASSISTANCE": The services provided by TSG to the Airline Group, in addition to the TSG Services and in accordance with Article XXIV -- Transition Assistance; Survival, to enable the Airline Group to obtain services to replace the TSG Services.

"TRANSITION PERIOD": The following periods of time during which TSG shall provide Transition Assistance to the Airline Group:

         A. The period commencing upon the date of AMERICAN's Notice of termination of this Agreement and continuing up to 90 days after the Termination Date;

         B. For Three-year Services, Five-year Services, and Ten-year Services, the period commencing upon the date of AMERICAN's Notice of non-renewal and continuing for





Exhibit A to Information Technology Services Agreement                  page  20
         up to 90 days after the Expiration of this Agreement for the Three-year Services, Five-year Services, or Ten- year Services, as the case may be; or

         C. For Three-year Services, Five-year Services, and Ten-year Services and when AMERICAN has not given Notice of non-renewal, the period commencing upon the respective dates of expiration of those Services or the Expiration Date, as described in Section "2.3. EXTENSIONS OF THE TERM," for the Three-year Services, Five-year Services, or Ten-year Services or the Agreement, as the case may be, and continuing up to 90 days thereafter.

"TRAVEL DISTRIBUTOR": A Person acting as a travel agency (i.e., accredited by the Airline Reporting Corporation or the International Air Transport Association to issue travel documents on behalf of third parties), or similar neutral remarketer of travel or transportation services.

"TSG":  The SABRE Group, Inc., a Delaware corporation.

"TSG CUSTOMER": Any customer of TSG, other than the Airline Group, for services similar to TSG Services.

"TSG DEVELOPMENT":  Development performed by TSG.

"TSG HIGHLY CONFIDENTIAL INFORMATION": Source code and technical documentation (to the extent they constitute trade secrets or information not containing trade secrets, but from which TSG's trade secrets can be derived), trade secrets, and other information not containing TSG's trade secrets, but from which TSG's trade secrets can be derived. For the avoidance of doubt, TSG and the Airline Group agree that user manuals are generally not TSG Highly Confidential Information and that file formats for input and/or output are not TSG Highly Confidential Information. For the avoidance of doubt, decision support source code and technical documentation are deemed to be TSG Highly Confidential Information.

"TSG INDEMNITEES": TSG and its directors, officers, employees, and agents and the heirs, executors, successors, and permitted assigns of any of those Persons.

"TSG OPERATED SOFTWARE": All software used by TSG to provide the TSG Services, including TSG Owned Software, Transferred Software, and Transferred Third Party Software, and Other Third Party Software.

"TSG OWNED SOFTWARE": Software owned by TSG and used by TSG to provide the TSG Services other than the Transferred Software and the Jointly Owned Software.

"TSG'S PRIMARY RESPONSIBILITIES": Any such responsibilities to which the Airline Group and TSG agree in writing are TSG's Primary Responsibilities and the following TSG Services:

         A.  Management of Reservations 800 Services;

         B.  Device Support provided in the System Operations Control Center;





Exhibit A to Information Technology Services Agreement                  page  21

         C.  Commercial Services;

         D.  Real Time Services; and

         E. Integration Services as defined in Exhibit B: TSG Services Description.

"TSG SERVICES": Services consisting of the Data Processing Services, the Enhanced Data Processing Services, and the Other Services and described in Exhibit B: TSG Services Description or in this Agreement.

"TSG SOFTWARE INCOME": The license fees or equivalent compensation that TSG receives for granting the right to use the Jointly Owned Software and the license fees or equivalent compensation that TSG receives for operating the Jointly Owned Software for the benefit of a TSG Customer.

         (1) For the avoidance of doubt, TSG Software Income does not include the following:

                 a.  Income to TSG for providing maintenance;

                 b. Income to TSG for modifying software to meet TSG Customer specifications;

                 c.  Taxes; and

                 d.  Implementation fees, training fees, and consulting fees.

         (2) For the avoidance of doubt, TSG Software Income includes the following:

                 a. Compensation TSG receives in kind as some or all of license fees; and

                 b. The present value of license fees to be paid in installments.

"UNAPPLIED CAPPED ADJUSTMENT": The excess of the Unrealized Aggregate Adjustment over the Capped Adjustment.

"UNREALIZED AGGREGATE ADJUSTMENT": The excess of the difference (expressed as an absolute value) between the Projected Annual Reset Fees and the Projected Annual Negotiated Fees over the Adjustment Amount.

"UNSUPPORTED PRODUCT": A Third Party Supported Product that is no longer supported by a third party vendor.





Exhibit A to Information Technology Services Agreement                  page  22

"UNUSUAL RE-RUN":  A Re-run in all the following circumstances:

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]


"UPDATE": Any modification to the TSG Operated Software for one or more of the following reasons:

         (1) A modification of the TSG Operated Software because of a change made to the operating system environment in which the TSG Operated Software executes;

         (2) Periodic installation of a collection of such Error Corrections that have been provided to any user or licensee of the TSG Operated Software since the last Update;

         (3) A modification of the TSG Operated Software because of a change in the law or regulations applicable to the TSG Operated Software;

         (4) A modification to Third Party Software that TSG chooses to install;

         (5) A modification of the TSG Operated Software to remove a Work-around and install an Error Correction; and

         (6) A modification of the TSG Operated Software because of a change to the hardware environment in which the TSG Operated Software executes.

"VOICE MAIL":  Voice Mail as described in Exhibit B:  TSG Services Description.

"VOICE NETWORK SERVICES":  The following services:

         (1)  Reservation 800 Services;

         (2)  Corporate Inbound described in Exhibit B:  TSG Services
         Description;

         (3) ICS (Inter City System) described in Exhibit B: TSG Services Description;

         (4)  Domestic/International Telephone Support described in Exhibit B:
         TSG Services Description;





Exhibit A to Information Technology Services Agreement                  page  23

         (5)  Voice Mail described in Exhibit B:  TSG Services Description; and

         (6)  Video Conferencing described in Exhibit B:  TSG Services
         Description.

"WAIVED RE-RUN FEES": Any Fees not charged to the Airline Group pursuant to Section "7.10. PAYMENT FOR RE-RUNS."

"WIND-DOWN COSTS": Costs that TSG would be forced to absorb and be unable to efficiently reallocate to another customer or service as a result of AMERICAN's termination of this Agreement pursuant to Sections "24.4. TERMINATION FOR CONVENIENCE" OR "3.13 EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS," if applicable. [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

"WORK-AROUND": A modification to the TSG Operated Software to disable a function in the TSG Operated Software in order to bypass a Malfunction temporarily.


                           II.  Interpretive Matters.

The Agreement is the result of the Parties' negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

         1. "including" or "include" does not denote or apply any limitation;

         2.      "or" has the inclusive meaning "and/or";

         3.      "and/or" means "or" and is used for emphasis only;

         4.      "$" refers to United States dollars;

         5. the singular includes the plural, and vice versa, and each gender includes each of the others;

         6. captions or headings are only for reference and are not to be considered in interpreting the Agreement;


         7. "Article," "Section," and "Subsection" refer to an Article, Section and Subsection, respectively, of the Agreement, unless otherwise stated in the Agreement;





Exhibit A to Information Technology Services Agreement                  page  24

         8. if an ambiguity arises in a Subsection's, Section's, or Article's cross-reference to another Section or Article, the cross-referenced heading controls over the cross-referenced Section or Article number.





Exhibit A to Information Technology Services Agreement                  page  25

                          Exhibit H: SITA Relationship

SITA AGREEMENTS
The "SITA Agreements" consist of the following:

1.       SABREnet Services Agreement between SITA and AMERICAN dated July 1,
         1996.

2. Each of the Agreements listed below between SITA and AMERICAN, each as amended by that certain Master Amendment, dated June 20, 1996, between those two parties:

         AA CONTRACT #             AGREEMENT TITLE                                                   DATE
         -------------             ---------------                                                   ----
         SVC-AE926-0051            Agreement for Aircom Service                                      9/1/88

         SVC-AE926-0635            Telecommunications Services Agreement                             1/1/93
         SVC-AE926-0635A           Amendment to Telecommunications Services                          4/13/95
                                   Agreement

                                   Agreement for CUTE Service at Frankfurt Airport                   3/14/85
                                   Amendment No 1 to the Agreement for CUTE                          2/12/86
                                   Service at Frankfurt Airport
         **                        Amendment No 2 to the Agreement for CUTE
                                   Service at Frankfurt Airport
         **                        Amendment No 3 to the Agreement for CUTE
                                   Service at Frankfurt Airport
                                   Amendment No 4 to the Agreement for Cute                          6/88
                                   Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 5 to the Service Guarantee
                                   Agreement for CUTE Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 6 to the Service Guarantee                           3/12/91
                                   Agreement for CUTE Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 7 to the Service Guarantee                           5/24/91
                                   Agreement for CUTE Service at Frankfurt Airport

         SVC-AE926-0424**          Master Service Guarantee Agreement for CUTE2                      1/17/92
                                   Service
         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  1/17/92
                                   Form - PHL Airport

         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  1/17/92

                                   Form - GRU Airport

         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  5/13/92
                                   Form - MUC Airport
                                   Exhibit 1 - Connection and Configuration Request                  3/26/96
                                   Form - Manchester
                                   Exhibit 1 - Connection and Configuration Request                  4/20/96
                                   Form - Dusseldorf Airport

         AA CONTRACT #             AGREEMENT TITLE                                                   DATE
         -------------             ---------------                                                   ----
         SVC-AE926-0217            Service Guarantee Agreement for CUTE Service at                   1/23/90
                                   Stockholm - Arlanda Airport
         SVC-AE926-0217-01         Amendment No. 1 to the Service Guarantee                          1/17/92
                                   Agreement for CUTE Service at Stockholm - Arlanda
                                   Airport

         SVC-AE926-0315            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Dusseldorf Airport
         SVC-AE926-0315-2A         Amendment No 2 to the Service Guarantee                           2/6/92
                                   Agreement for CUTE Service at Dusseldorf Airport

         SVC-AE926-0314            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Hong Kong Kai Tak Airport

         SVC-AE926-0313            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Los Angeles Bradley Terminal Airport

         SVC-AE926-1316            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Rio de Janeiro International Airport

         SVC-AE926-0331            Service Guarantee Agreement for CUTE Service at                   6/11/92
                                   Munich Airport

         SVC-AE926-0331/1          Amendment No. 1 to the Service Guarantee                          5/24/91
                                   Agreement for CUTE Service at Munich Airport

         SVC-AE926-0373            Service Guarantee Agreement for CUTE Service at                   6/11/92
                                   Santiago de Chile Airport

         SVC-AE926-0004            Service Guarantee Agreement for CUTE Service at                   6/30/92
                                   San Jose Juan Santamaria International Airport

         SVC-AE926-0592            Service Guarantee Agreement for CUTE Service at                   1/8/93
                                   Berlin-Tegel Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/26/93
                                   Bogota El Dorado International Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/26/93
                                   El Salvador International Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/29/93
                                   Guayaquil - Simon Bolivar Airport

         **                        Service Guarantee Agreement for CUTE Service                      7/29/93
                                   at Quito - Mariscal Airport

SITA SABRENET SERVICES FLOW CHART

In order to provide the orderly administration of the SITA SABREnet Services, the following arrangements shall be effective regarding the provisioning of SITA SABREnet Services:

                             Sales of SITA SABREnet
                                    Services

              AMERICAN                                                               AMERICAN
      (For the Airline Group's                                                  (For Sale to TSG)
            Consumption)
 Tax-paid invoice from SITA on the
 Airline Group's consumption of
 SITA SABREnet Services used in                                                        TSG
 operations



                                                                     Tax-free invoicing by SITA to AMERICAN
                                                                     for resale, without margin, to TSG.
                                                                     SITA provides tax calculations to ease
                                                                     administrative burden on resale of
                                                                     nonmargin sales to TSG.



                                                                     TSG charges a management fee to AMERICAN
                                                                     for network management of SITA SABREnet
                                                                     Services that AMERICAN purchases for the
                                                                     Airline Group as described below.

                                                                     Structure permits TSG to provide resale
                                                                     exemption certificates to AMERICAN to
                                                                     exclude sales tax from SITA SABREnet
                                                                     Services to be resold by TSG to third
                                                                     parties without pyramiding sales tax on
                                                                     its SITA SABREnet Services costs.



INVOICING REQUIREMENTS

The Airline Group will pay its own taxable usage of SITA SABREnet Services as specified in the SABREnet Services Agreement plus any applicable sales or similar taxes thereon. TSG will separately calculate and invoice a management fee on a per port basis for the SITA SABREnet Services purchased by the Airline Group. The management fee shall be equal to the excess of (a) the per port charge for SITA SABREnet Services from TSG to the Airline Group set forth in the Rate and Reset Schedule over (b) the per port charge (including the related SITA tax) for the same SITA SABREnet Services from SITA to AMERICAN under the SABREnet Services Agreement. The per port charge for SITA SABREnet Services from TSG to the Airline Group may not exceed the amount thereof set forth in the Rate and Reset Schedule.

             Exhibit K:  Termination Liquidated Damages Calculation

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]





Exhibit K to Information Technology Services Agreement                   page 1

               [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED]










Exhibit K to Information Technology Services Agreement                   page 2

             Exhibit L:  Transition Assistance Service Descriptions

               Part I:  General Assistance to Successor Provider.

A.  The Transition Assistance Services will include the following:

1. Continuing to perform during the Transition Period any or all of the TSG Services then being performed by TSG.

2.       Providing to Successor Provider the specific services described in
         Part II:  Specific Assistance to Successor Provider.

3. Assisting Successor Provider in developing a plan for the transition of all requested operations from TSG. TSG is not responsible for the creation of the plan.

4. Providing to appropriate personnel of Successor Provider, during a mutually defined time period, training in the performance of the specific TSG Services that are to be transferred.

5. Providing Successor Provider with other information regarding TSG Services that are required to implement the transition plan, and providing such information regarding TSG Services as is reasonably prudent or necessary in order for the Successor Provider to assume responsibility for, and continue the performance of, TSG Services in an orderly manner, so as to minimize, as much as possible, disruption in the operations of the Airline Group.

6. With respect to all TSG Operated Software as of the commencement of the Transition Period, TSG shall provide to Successor Provider source code (subject to third party consents as necessary), master file and field descriptions and record layouts, run documentation and job control listings and other similar information necessary for Successor Provider to run all TSG Operated Software.

7. Airline Group and TSG agree to negotiate in good faith, a purchase price for assets that Airline Group wants and TSG will no longer require.

8. Subject to Section "17.1. NON-SOLICITATION OF EMPLOYEES," TSG will allow Successor Provider to make employment offers to all TSG employees (other than key managers) assigned primarily to perform TSG services. To the extent any TSG employee covered by the preceding sentence has signed an employment agreement or other arrangement with TSG precluding or hindering such employee's ability to be recruited or hired by Successor Provider, TSG agrees that such restriction is null and void and will not seek to enforce such restriction or to otherwise preclude or hinder





Exhibit L to Information Technology Services Agreement                  page   1
         such employee from being recruited or hired by Successor Provider.
         TSG shall provide Successor Provider reasonable access to such employees for the purposes of interviews, evaluations, and recruitment. Upon the written request of the Successor Provider, TSG will provide Successor Provider with the names, job titles and work locations of the applicable employees.

9. TSG will make available to Successor Provider any equipment owned or leased by TSG that is then solely dedicated to the performance of the TSG services. The Successor Provider may purchase the equipment at the TSG's then current book value and/or assume TSG's rights and obligations with respect to any such equipment leased by the TSG.

10. TSG will make available to Successor Provider any third party services being utilized by TSG in the performance of the TSG Services. Subject to any necessary consents from third party vendors, TSG will also be entitled to retain the right to continue utilizing any third party services as required in connection with the performance of services for any other TSG customer.

B        Access to Systems Information.

In providing the Transition Assistance Services, TSG shall prior to the Expiration Date or the Termination Date, provide the Successor Provider reasonable access to information concerning the use of equipment, TSG Operated Software, personnel, third parties and other resources then being used by TSG. TSG's obligations in this paragraph are in all cases subject to any prohibition or restrictions on the use or disclosure of Transferred Third-Party Software and Other Third-Party Software contained in the license agreements for such software, provided however that TSG and Successor Provider shall use reasonable efforts to obtain a waiver of any such prohibition or restriction.

1. Provided there is no charge to TSG, TSG shall use reasonable efforts to cause third party licensors to assign or grant a license for Other Third Party Software to the Airline Group with permission for the Successor Provider to operate and use such software for the benefit of the Airline Group at no charge and pursuant to terms and conditions acceptable to the Airline Group for the following Other Third party
         Software:

                 A. Any Other Third Party Software including application and TPF operating software (including all updates, enhancements, improvements and modifications).

                 B. All other operating software that is necessary to operate application software and to which the Successor Provider cannot obtain rights on a commercially reasonable basis, along with the related documentation, data base management





Exhibit L to Information Technology Services Agreement                  page   2
                 systems, data and technical information.


2. Before the end of the Transition Period, TSG shall grant the Airline Group a non-exclusive, royalty-free, irrevocable, non-transferable license to use, possess, copy, modify, and prepare Derivative Works of the TSG Owned Software for the Airline Group's and its Affiliates' internal business purposes, to permit another to exercise these rights on the Airline Group's behalf for such internal business purposes, and for the Airline Group's use as authorized by Section "12.5.
         MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

         Before a third party is allowed access to such software or any other Confidential Information of TSG, the third party must provide sufficient written assurance to TSG that the third party will maintain the confidentiality of the software and will not use the software for any purposes other than for processing the internal work of the Airline Group and its Affiliates. A third party that has executed an Agreement substantially in the form of Exhibit N:
         Non-disclosure/Non-competition Agreement shall be deemed to have provided sufficient written assurances to TSG.


3. At the Airline Group's sole option, TSG shall provide Maintenance for TSG Owned Software at mutually agreed upon terms and conditions and TSG will offer new releases of TSG Owned Software at reasonable fees.





Exhibit L to Information Technology Services Agreement                  page   3

                      Part II - Specific Responsibilities

I.       TSG Responsibilities.

A. Provide to Successor Provider copies of documentation used by TSG in performing the TSG Services.

B. Provide to the Successor Provider copies of other information regarding the TSG Services that are required to implement the transition plan, including but not limited to the following:

         1. A list of all program and relevant procedure libraries required by the Airline Group.

         2. Copies of all security tables and rules used in the provision of TSG Services to the Airline Group.

         3.      Copies of all terminal definition tables.

         4. Copies of all relevant system information and other required documentation.

         5. System modifications created on behalf of the Airline Group, including relevant documentation, run sheets, and job scheduling.

         6.      Network access documentation.

         7.      Premise documentation.

         8.      Help Desk documentation.

C. Identify, record and provide control release levels of Other Third Party Software.

D. Review and explain the data center, network and premise documentation to the Successor Provider operations staff. Data center, network and premise documentation describes operational and security procedures.

E. Freeze all non-critical software changes, other than modifications necessary to address processing problems or to implement regulatory changes upon the Airline Group's Notice to TSG.

F. Notify all outside vendors whose participation is relevant to the transition of procedures to be followed during the Transition Period.





Exhibit L to Information Technology Services Agreement                  page   4

G. Review all software libraries (test and production) with Successor Provider operations staff.

H.       Assist the Successor Provider in establishing naming conventions.

I. Assist the Successor Provider in its analysis of the DASD space required for the databases and software libraries.

J. Provide machine readable current version of the source code, if available, for TSG Owned Software (or in which the Airline Group holds Retained Rights) in a form reasonably requested by the Airline Group.

K.       Deliver all Documentation for the TSG Owned Software.

L. Provide Successor Provider reasonable access to TSG personnel who were performing TSG Services.

M.       Provide interim tapes of the AG Data, as reasonably requested.

N. Provide to Successor Provider multiple copies of the Airline Group DASD volumes as requested by Successor Provider in cartridge or tape medium.

O. Cooperate with Successor Provider in preparing and conducting of transition testing to facilitate the orderly transfer of services.

P. Copy to cartridge, tape, or such other medium reasonably requested by AMERICAN, all requested data files and other Confidential Information of the Airline Group subject to the Airline Group's written instructions.

Q. Deliver tapes of production data files (with content listings) and printouts of control file information to Successor Provider.

R. Provide assistance to Successor Provider in the loading of data files on Successor Provider's systems.

S. Provide assistance to Successor Provider with the turnover to Successor Provider of the Network Services and in the execution of parallel testing.

T. Provide assistance to Successor Provider with the Distributed Systems Services transition.

U. After the Transition Period, TSG shall provide additional assistance as reasonably





Exhibit L to Information Technology Services Agreement                  page   5
         requested by the Airline Group to facilitate continuity of operations at market rates.

V. Before the end of the Transition Period, TSG shall return to the Airline Group, at the Airline Group's request, any remaining property of the Airline Group in TSG's possession or under its control, including any remaining reports, data and other Confidential Information of the Airline Group.

W. Certify to the Airline Group in writing that all the Airline Group data and files have been removed from TSG's systems.

II.      The Airline Group Responsibilities.

During the Transition Period, the Airline Group shall provide to TSG the transition assistance described below:

A. Identify an individual to be the central point of contact between the Airline Group and TSG during the Transition Period.

B. Make available to TSG, as reasonably requested by TSG, management decisions, personnel information, approvals and acceptances necessary for TSG to properly assist in the transition.

C. Cooperate with TSG in establishing appropriate testing criteria and procedures for, and in the testing and conversion of applications and systems.

D. Freeze all non-critical maintenance and enhancement requests during the Transition Period, to ensure the integrity of the AG Data and application programs being transferred from TSG to the Successor Provider.

E. Schedule transition review meetings with the Successor Provider and TSG to review status of transition according to the Successor Provider's transition plan.

F.       The Airline Group is responsible for managing the transition.





Exhibit L to Information Technology Services Agreement                  page   6

                     Exhibit M: Dispute Resolution Appendix
                   Information Technology Services Agreement


A. Defined Terms. Various terms used in this Dispute Resolution Appendix, which begin with a capital letter, are defined in the Definitional Appendix to Information Technology Services Agreement. In addition, the following terms used only in this Dispute Resolution Appendix have the corresponding meanings:

                 "COMPLEX DISPUTE LIST": The "Complex Dispute List," or if that list is not then maintained by the American Arbitration Association, another list of individuals having similar qualifications maintained by the American Arbitration Association.

                 "INITIAL EXECUTIVE REVIEW COMMITTEE": A committee consisting of the Airline Group's CIO and the TSG division president designated by TSG's Account Manager.

                 "SECOND EXECUTIVE REVIEW COMMITTEE": A committee consisting of American's President and TSG's President.

                 "QUALIFICATIONS": Inclusion in the Complex Dispute List or having extensive knowledge or experience, or both, regarding information technology services similar to the TSG Service or TSG Services that are the subject of the Dispute.

         The interpretative matters set forth in the Definitional Appendix also apply to this Dispute Resolution Appendix.

B.       Dispute Resolution Procedure.

         1. General Procedure. Except as otherwise stated in the Agreement, the Parties shall resolve all Disputes in accordance with this procedure:

                 (a) Each Party shall instruct its Account Manager to promptly negotiate in good faith with the other Party's Account Manager to resolve the Dispute.

                 (b) If the Account Managers do not resolve the Dispute within ten Business Days (or such longer period as the Account Managers may agree) after the date of referral of the Dispute to them, the Dispute shall be referred (by either or both of the Account Managers) to the Initial Executive Review Committee for resolution.





Exhibit M to Information Technology Services Agreement                    page 1

                 (c) If the Initial Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) from the date of referral to it, the Dispute shall be referred (by that Committee or any of its members) to the Second Executive Review Committee for resolution.

                 (d) If the Second Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) after the date of referral to it, either Party may submit the Dispute to non-binding mediation in accordance with Section B.2 of this Dispute Resolution Appendix.

                 (e) If the Dispute is not resolved by any of the preceding steps and is not submitted to or is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section B.3 of this Dispute Resolution Appendix.

         A referral under any of Sections B.1(a), B.1(b), and B.1(c) of this Dispute Resolution Appendix shall be made by written notice to the Persons designated in the applicable Section or Sections. That notice shall be in a form described in the Agreement or an electronic mail message and addressed to each Person at his office address or electronic mail address; each notice shall be given and effective as described in the Agreement or, in the case of electronic mail, upon actual receipt. The date of referral is the last date that notice is given to all of the Persons to whom the Dispute must have been referred.

         2. Mediation. The mediation of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree upon and appoint a sole mediator who has the Qualifications promptly after that notice is given.

                 (b) If the Parties are unable to agree upon a mediator within ten days after the date the Dispute is submitted to mediation, either Party may request the Dallas office of the American Arbitration Association to appoint a mediator who has the Qualifications.
                          The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.





Exhibit M to Information Technology Services Agreement                    page 2

                 (c) The mediation shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within 20 days after the mediator is appointed.

                 (d) If either Party has substantial need for information from the other Party (in addition to information obtained under Section 23.2 of the Agreement) in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

                 (e) Each Party shall be represented in the mediation by at least its Account Manager or another natural Person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

                 (f) The mediation shall be subject to Chapter 154 of Title 7 of the Texas Civil Practice and Remedies Code.

                 (g) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in
                          connection with the mediation.   Neither Party may
                          employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

         3. Arbitration. The arbitration of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications, and at least one of those arbitrators must be included in the Complex Dispute List (unless no list of that kind is then maintained).

                 (b) If the Parties are unable to agree upon any or all of the arbitrators within ten days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), either Party may request the Dallas office of the American Arbitration Association to appoint the arbitrator or





Exhibit M to Information Technology Services Agreement                    page 3
                          arbitrators, who have the Qualifications (and at least one of whom must be included in the Complex Dispute List, unless no list of that kind is then maintained), necessary to complete the panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

                 (c) The arbitration shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

                 (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration in addition to the information available under Section
                          23.2 of the Agreement. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

                 (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section B.3 of this Dispute Resolution Appendix. The Parties and the panel may, however, agree to vary the provisions of this Section B.3 of this Dispute Resolution Appendix or the matters otherwise governed by the Arbitration Rules.

                 (f)      The panel has no power to:

                          (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

                          (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

                          (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.





Exhibit M to Information Technology Services Agreement                    page 4

                 (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

                 (h) A Party or other Person involved in an arbitration under this Section B.3 may join in that arbitration any Person other than a Party if

                          (i) the Person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section B.3 and the other provisions of this Dispute Resolution Appendix applicable to arbitration; and

                          (ii) the panel determines, upon application of the Person seeking joinder, that the joinder of that other Person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other party to the arbitration.

                 (i) The arbitration hearing shall be held within 30 days after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

                 (j) The panel's final decision or award shall be made within 30 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, and shall be deemed issued at the place of arbitration. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

                 (k)      The panel's final decision or award may include:

                          (i) recovery of Damages to the extent permitted by the Agreement; or

                          (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

                 (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any





Exhibit M to Information Technology Services Agreement                    page 5
                          court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section B.3.

                 (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

         4. Recourse to Courts. Nothing in the Dispute Resolution Procedure limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

                 (a) enforce the Dispute Resolution Procedure, including the agreement to arbitrate in this Dispute Resolution Appendix;

                 (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of Article XIV of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

                 (c) challenge or vacate any final arbitration decision or award that does not comport with Section B.3 of this Dispute Resolution Appendix.

         5. Submission to Jurisdiction. Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Tarrant County, Texas. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

         6. Confidentiality. The proceedings of all negotiations, mediations, and arbitrations as part of the Dispute Resolution Procedure shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under the Dispute Resolution Procedure.





Exhibit M to Information Technology Services Agreement                    page 6